                                                                     EXHIBIT 4.2

================================================================================







                                TRUST AGREEMENT



                                    BETWEEN


                 PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
                       MEDICAL AND ENVIRONMENTAL CONTROL
                         FACILITIES FINANCING AUTHORITY


                                      AND


                                 CITIBANK, N.A.


                                   AS TRUSTEE



                             ----------------------


                             DATED NOVEMBER 3, 1999


                             ----------------------



                                    SECURING



                                  $44,765,000
                           INDUSTRIAL REVENUE BONDS,
                                 1999 SERIES A
                        (DORAL FINANCIAL CENTER PROJECT)







================================================================================

                         RECONCILIATION AND TIE BETWEEN
                        TRUST INDENTURE ACT OF 1939 AND
                  TRUST AGREEMENT DATED AS OF NOVEMBER 3, 1999

TRUST INDENTURE                                           INDENTURE SECTION
  ACT SECTION

   ss. 310 (a)(1)      ..........................                       913
           (a)(2)      ..........................                       913
           (a)(3)      ..........................            Not Applicable
           (a)(4)      ..........................            Not Applicable
              (b)      ..........................                       914
                                                                        915
       ss. 311(a)      ..........................                       917
              (b)      ..........................                       917
       ss. 312(a)      ..........................            Not Applicable
              (b)      ..........................                       918(a)
              (c)      ..........................                       918(b)
       ss. 313(a)      ..........................                       919(a)
              (b)      ..........................                       919(a)
              (c)      ..........................                       919(a)
              (d)      ..........................                       919(b)
       ss. 314(a)      ..........................                       920(a)
           (a)(4)      ..........................                       101
                                                                        920(b)
              (b)      ..........................                       920(c)
           (c)(1)      ..........................                       103
           (c)(2)      ..........................                       103
           (c)(3)      ..........................            Not Applicable
              (d)      ..........................                       920(d)
              (e)      ..........................                       103
       ss. 315(a)      ..........................                       905(a)
              (b)      ..........................                       815
              (c)      ..........................                       905(b)
              (d)      ..........................                       905(c)
              (e)      ..........................                       816
 ss. 316(a)(1)(A)      ..........................                       808
        (a)(1)(B)      ..........................                       814
           (a)(2)      ..........................            Not Applicable
              (b)      ..........................                       809
    ss. 317(a)(1)      ..........................                       804
           (a)(2)      ..........................                       805
              (b)      ..........................                       505
       ss. 318(a)      ..........................                       104

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS

                                                                                             PAGE

ARTICLE I -   Definitions; Rules of Construction;
                           Conflict with Trust
                           Indenture Act..................................................      8
         Section 101.  Meaning of Words and Terms.........................................      8
         Section 102.  Rules of Construction..............................................     20
         Section 103.  Compliance Certificates
                                    and Opinions. ........................................     20
         Section 104.  Conflict with Trust
                                    Indenture Act.........................................     21

ARTICLE II -  Form, Execution, Authentication,
                           Delivery and Exchange of Bonds.................................     21
         Section 201.  Limitation on Issuance
                                    of Bonds..............................................     21
         Section 202.  Form of Bonds......................................................     21
         Section 203.  Details of Bonds...................................................     22
         Section 204.  Authentication of Bonds............................................     26
         Section 205.  Exchange of Bonds..................................................     26
         Section 206.  Negotiability, Registration
                                    of Transfer of Bonds..................................     27
         Section 207.  Ownership of Bonds; Transfer
                                    of Title..............................................     28
         Section 208.  Authorization of Bonds..............................................     29
         Section 209.  Temporary Bonds.....................................................     34
         Section 210.  Mutilated, Destroyed, Stolen
                                    or Lost Bonds.........................................     35
         Section 211.  Book-Entry Bonds...................................................     37

ARTICLE III - Redemption of Bonds.........................................................     43
         Section 301.  Redemption of Bonds................................................     43
         Section 302.  Redemption Notice..................................................     47
         Section 303.  Effect of Calling for
                                    Redemption............................................     49
         Section 304.  Redemption of Portion
                                    of Bond...............................................     49
         Section 305.  Cancellation.......................................................     50

ARTICLE IV -  Construction Fund...........................................................     50
         Section 401.  Construction Fund..................................................     50
         Section 402.  Payments from the
                                    Construction Fund.....................................     51
         Section 403.  Items of Cost......................................................     51
         Section 404.  Requisites for Payments
                                    from Construction Fund................................     53
         Section 405.  Reliance on Requisitions...........................................     54
         Section 406.  Balance in Construction Fund.......................................     54

ARTICLE V -   Bond Fund...................................................................     55
         Section 501.  Creation of Bond Fund..............................................     55
         Section 502.  Payments into Bond Fund............................................     55
         Section 503.  Use of Moneys in Bond Fund.........................................     56
         Section 504.  Application and Pledge of
                                    Moneys in the Bond Fund...............................     57
         Section 505.  Money Withdrawn from Bond
                                    Fund Held in Trust....................................     58
         Section 506.  Cancellation of Bonds Upon
                                    Payment...............................................     59

ARTICLE VI -   Depositaries of Moneys, Security
                           for Deposits and Investment
                           of Funds.......................................................     59
         Section 601.  Security for Deposits..............................................     59
         Section 602.  Investment of Moneys...............................................     61

ARTICLE VII -  Particular Covenants
                           and Provisions.................................................     62
         Section 701.  Covenant to Pay Bonds;
                                    Bonds Limited Obligations
                                    of Authority..........................................     62
         Section 702.  Covenant to Perform and
                                    Authority of the Authority............................     63
         Section 703.  Covenant as to the Loan
                                    Agreement and the
                                    Collateral Documents..................................     64
         Section 704.  Covenant to Perform Further
                                    Acts..................................................     65
         Section 705.  Trustee May Enforce
                                    Authority's Rights under
                                    Loan Agreement........................................     65

ARTICLE VIII - Default and Remedies.......................................................     66
         Section 801.  Extension of Interest..............................................     66
         Section 802.  Defaults...........................................................     66
         Section 803.  Acceleration of Maturities.........................................     67
         Section 804.  Enforcement of Remedies............................................     69
         Section 805.  Trustee May File
                                    Claim in Bankruptcy...................................     71
         Section 806.  Pro Rata Application
                                    of Funds..............................................     72
         Section 807.  Effect of Discontinuance
                                    of Proceedings........................................     75
         Section 808.  Holders of a Majority in
                                    Principal Amount of Bonds
                                    May Control Proceedings...............................     76
         Section 809.  Restrictions Upon Actions
                                    by Individual Bondholder..............................     76
         Section 810.  Receiver...........................................................     78
         Section 811.  Actions by Trustee.................................................     78
         Section 812.  No Remedy Exclusive................................................     79
         Section 813.  No Delay or Omission Construed
                                    to Be a Waiver........................................     79
         Section 814.  Waiver of Past Defaults............................................     79
         Section 815.  Notice of Default..................................................     80
         Section 816.  Undertaking for Costs..............................................     80

ARTICLE IX -   Concerning the Trustee.....................................................     81
         Section 901.  Acceptance of Trusts...............................................     81
         Section 902.  Trustee Entitled to Indemnity......................................     81
         Section 903.  Trustee Not Responsible
                                    for Insurance, Taxes or
                                    Execution of this Agreement
                                    by the Authority......................................     82
         Section 904.  Trustee Not Responsible for
                                    Acts of the Authority
                                    or Application of Monies
                                    Applied in Accordance with this
                                    Agreement.............................................     83
         Section 905.  Certain Duties
                                    and Responsibilities of
                                    the Trustee...........................................     84
         Section 906.  Compensation.......................................................     87

         Section 907.  Semi-Annual Statement of
                                    Funds on Deposit......................................     88
         Section 908.  Notice of Default..................................................     89
         Section 909.  Trustee May Be a Bondholder........................................     89
         Section 910.  Trustee Not Responsible
                                    for Recitals..........................................     90
         Section 911.  Trustee Not Responsible
                                    for Recording.........................................     90
         Section 912.  Trustee May Rely on
                                    Certificates..........................................     91
         Section 913.  Qualification of the Trustee.......................................     91
         Section 914.  Disqualification;
                                    Conflicting Interests.................................     92
         Section 915.  Resignation and Removal
                                    of Trustee............................................    92
         Section 916.  Successor Trustee..................................................    94
         Section 917.  Preferential Collection of
                                    Claims against Borrower
                                    or Guarantor..........................................     96
         Section 918.  Communication to Bondholders.......................................     96
         Section 919.  Reports by Trustee.................................................     98
         Section 920.  Reports of Borrower and
                                    Guarantor.............................................     98
         Section 921.  Money Held in Trust................................................    100
         Section 922.  Continuing Disclosure..............................................    100

ARTICLE X -   Execution of Instruments by
                           Bondholders and Proof of
                           Ownership of Bonds.............................................    101
         Section 1001. Execution of Instruments
                                    by Bondholders and Proof
                                    of Ownership of Bonds.................................    101

ARTICLE XI -  Supplements and Amendments to
                           Agreement......................................................    103
         Section 1101. Supplements and Amendments
                                    Not Requiring Bondholder
                                    Consent...............................................    103
         Section 1102. Supplements and
                                    Amendments Requiring Consent
                                    of Holders of a Majority
                                    in Principal Amount
                                    of Bonds..............................................    104
         Section 1103. Supplements and Amendments
                                    Deemed Part of Agreement..............................    106
         Section 1104. Discretion of Trustee in
                                    Entering into Supplements
                                    and Amendments........................................    107
         Section 1105. Consent of Borrower and
                                    the Guarantor Required................................    107

ARTICLE XII - Supplements and Amendments to
                           the Loan Agreement and the
                           Collateral Documents...........................................    108
         Section 1201. Supplements and Amendments
                                    Not Requiring Consent.................................    108
         Section 1202. Supplements and
                                    Amendments Requiring Consent
                                    of Holders of a Majority
                                    in Principal Amount
                                    of Bonds..............................................    109
         Section 1203. Consent of Trustee Required........................................    110

ARTICLE XIII - Defeasance................................................................      110
         Section 1301. Defeasance........................................................      110

ARTICLE XIV -  Miscellaneous Provisions..................................................      113
         Section 1401. Covenants of Authority
                                    Bind Its Successors..................................      113
         Section 1402. Notices...........................................................      113
         Section 1403. Substitute Mailing................................................      115
         Section 1404. Rights under Agreement............................................      115
         Section 1405. Severability......................................................      115
         Section 1406. Covenants of Authority
                                    Not Covenants of
                                    Officials Individually...............................      116
         Section 1407. Commonwealth Law Governs..........................................      116
         Section 1408. Payments Due on Saturdays,
                                    Sundays and Holidays.................................      117
         Section 1409. Headings Not Part
                                    of Agreement.........................................      117

                                NUMBER FOUR (4)

                                TRUST AGREEMENT

         In the City of San Juan, Commonwealth of Puerto Rico, on this third
(3rd) day of November, nineteen hundred ninety-nine
(1999).

                                   BEFORE ME

         JOSE ALBERTO SOSA LLORENS, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico with residence in San Juan, Puerto Rico and offices on the 254 Munoz Rivera Avenue, Fifth (5th) Floor, BBV Tower in San Juan, Puerto Rico.

                                    APPEAR

         AS THE PARTY OF THE FIRST PART: PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY (the "Authority"), a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Commonwealth"), Employer Identification Number 66-0426994, represented herein by its Assistant Executive Director, Velmarie Berlingeri, of legal age, married, executive and a resident of Guaynabo, Puerto Rico, who has been duly authorized to appear herein on behalf of the Authority and who agrees to produce evidence of such authority whenever and wherever required.

         AS PARTY OF THE SECOND PART: CITIBANK, N.A., a national banking association having a corporate trust office in San Juan, Puerto Rico, which is authorized to exercise corporate trust powers (said bank and any other bank or trust company becoming successor trustee under this Agreement being hereinafter sometimes called the "Trustee"), Employer Identification Number

13-5266470, and represented herein by its Vice President, Kevin Szot, of legal age, married, banker and a resident of Guaynabo, Puerto Rico, who has been duly authorized to appear herein on behalf of the Trustee and who agrees to produce evidence of such authority whenever and wherever required.

         I, the Notary, DO HEREBY CERTIFY that I am personally acquainted with the appearing parties herein and by their statements as to their respective ages, civil status, professions and residences. They assure me that they have, and in my judgment they do have, the necessary legal capacity and knowledge of the English language to execute this public instrument. Wherefore, they freely and voluntarily

                                     STATE

         FIRST: That by Act Number One Hundred Twenty-One (121) of the Legislature of Puerto Rico, approved June twenty-seven (27), nineteen hundred seventy-seven (1977), as amended (the "Act"), the Authority was created a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth.

         SECOND: That the Authority is authorized under the Act to borrow money and issue revenue bonds for the purpose of providing funds to pay all or any part of the cost of any industrial, tourist, educational, medical and environmental control facility, the principal of and the premium, if any, and the interest on which bonds shall be payable solely from the funds provided by the obligor under a loan agreement in respect of such project.

         THIRD: That the Authority has determined to issue its Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) in the aggregate principal amount of FORTY-FOUR MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($44,765,000) (the "Bonds") and to lend the proceeds thereof to Doral Properties, Inc. (the "Borrower") for the purpose of providing funds, together with other available funds, to (i) pay the cost of acquisition, development, construction and equipping of a new building and related facilities to be known as the Doral Financial Center, (ii) pay the interest due on the Bonds during the construction of the Project (as herein defined) and
(iii) pay certain expenses incurred in connection with the authorization and issuance of the Bonds by the Authority.

         FOURTH: That simultaneously with the issuance of the Bonds, the Borrower and the Authority will enter into a loan and guaranty agreement, dated as of the Date of Issuance (as herein defined) (which loan and guaranty agreement, together with any and all amendments and supplements thereto as herein permitted, is herein called the "Loan Agreement"), pursuant to which the Authority will lend the proceeds of the Bonds to the Borrower.

         FIFTH: That the Authority is entering into this Agreement for the purpose of issuing the Bonds, and securing the payment thereof by assigning certain of its rights and interests under the Loan Agreement, including its rights to a portion of the payments thereunder.

         SIXTH: That in order to assure the full and timely payment of the Bonds to be issued hereunder, Doral Financial Corporation has, under the Loan Agreement, guaranteed the timely payment of principal of and interest on the Bonds when due

         SEVENTH: That in order to further secure its obligations under the Loan Agreement, the Borrower has entered into a Pledge and Security Agreement with the Authority, dated the date hereof, pledging in favor of the Authority a mortgage note secured by a mortgage on the real property where the Project will be located and the buildings and fixtures forming part thereof. To further secure the payment of the Bonds, the Authority proposes to assign its rights under said Pledge Agreement to the Trustee for the benefit of the bondholders.

         EIGHTH: That the Authority has determined that the Bonds and the certificate of authentication to be endorsed thereon by the Trustee shall be substantially in the form attached hereto as Exhibit A with such variations, omissions and insertions as are required or permitted by this Agreement.

         WHEREAS, the execution and delivery of this Agreement and the Loan Agreement have been duly authorized by resolution of the Authority;

         WHEREAS, all acts, conditions and things required by the Puerto Rican Federal Relations Act, the Constitution and laws of the Commonwealth, including the Act, and the rules and regulations of the Authority to happen, exist and be performed precedent to and in the execution and delivery of this Agreement have happened, exist and have been performed as so required in order to make this Agreement a legal, valid and binding trust agreement securing the Bonds in accordance with its terms and in order to make the Loan Agreement a legal, valid and binding agreement in accordance with its terms; and

         WHEREAS, the Trustee has accepted the trusts created by this Agreement and in evidence thereof has joined in the execution hereof;

         NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that in consideration of the foregoing, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Holders (as hereinafter defined) thereof, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, executed, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become Holders thereof, and to secure the payment of all Bonds at any time issued and outstanding (as hereinafter defined) under this Agreement and the interest and the redemption premium, if any, thereon according to their tenor, purport and effect, and to secure the performance and observance of all the covenants, agreements and conditions, expressed or implied, therein and herein contained, the Authority has executed and delivered this Agreement, and by this Agreement does hereby pledge, assign and transfer unto the Trustee, and its successor or successors, in trust:

         I. All right, title and interest of the Authority in and to the Loan Agreement (except for those certain rights that are set forth in the next sentence of this clause) and the Collateral Documents, it being the intent and purpose hereof that the pledge, assignment and transfer to the Trustee of the payments and other sums due and to become due under the Loan Agreement shall be effective and operative immediately and the Trustee shall have the right to collect and receive said payments and other sums for application in accordance with the provisions hereof at all times during the period from and after the date of this Agreement until the indebtedness hereby secured shall have been fully paid and discharged. The Authority specifically reserves from this assignment its rights under the Loan Agreement to receive notices, reports and other statements given both to the Authority and the Trustee, its rights under Sections 4.04, 4.05, 4.07, 5.06, 5.07 and 7.04 of the Loan Agreement to payment of certain costs and expenses and to indemnification, and to individual and corporate rights to exemption from liability under Sections 5.04, 9.14 and 9.15 of the Loan Agreement; provided that the reservation of the aforementioned rights shall not prevent the Trustee from enforcing the same on behalf of the Authority and the Holders. The Authority is to remain liable to observe and perform all the conditions and covenants in the Loan Agreement provided to be observed and performed by it;

         II. All money and securities held by the Trustee in all of the funds or accounts established under this Agreement; and

         III. All proceeds derived from the exercise of any remedies hereunder;

as security for the payment of the principal of and the premium, if any, on the Bonds and the interest thereon, and as security for the satisfaction of any other obligation assumed by it in connection with such Bonds, and it is so mutually agreed and covenanted by and between the parties hereto, for the equal and proportionate benefit and security of all and each present and future Holders of the Bonds issued under this Agreement, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise.

         TO HAVE AND TO HOLD all the same forever, with all privileges and appurtenances hereby pledged, assigned and transferred or agreed or intended so to be, in trust to the Trustee and its successor or successors and to them and their assigns forever, subject, however, to the rights of the Borrower under the Loan Agreement and to the exceptions, reservations and matters therein and herein recited; but IN TRUST, nevertheless, for the equal and proportionate benefit and security of the Holders, from time to time, of the Bonds authenticated and delivered hereunder and outstanding without preference, priority or distinction as to lien or otherwise, except as may otherwise be provided herein, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

         PROVIDED, HOWEVER, that if the Authority, its successors or assigns, shall well and truly pay, or cause to be paid, or provide for the payment, pursuant to the provisions of this Agreement, of the principal of all the Bonds and the interest and any redemption premium due or to become due thereon, at the times and in the manner mentioned in the Bonds and this Agreement, according to the true intent and meaning thereof and hereof, and shall cause the payments to be made into the Bond Fund as required under this Agreement, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such performance and payments this Agreement and the rights hereby granted shall cease and terminate as provided in Article XIII hereof, and thereupon the Trustee shall cancel and discharge this Agreement and execute and deliver to the Authority and the Borrower such instruments as shall be required to evidence the discharge hereof; otherwise this Agreement is to be and remain in full force and effect.

         THIS AGREEMENT FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated, delivered, and dealt with, and the payments under the Loan Agreement and other revenues and funds hereby pledged, assigned and transferred are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Holders, from time to time, of Bonds, or any part thereof, as follows, that is to say:

                                   ARTICLE I

                      DEFINITIONS; RULES OF CONSTRUCTION;

                       CONFLICT WITH TRUST INDENTURE ACT

         SECTION 101. MEANING OF WORDS AND TERMS. In addition to words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings:

         "Act" means Act Number One Hundred Twenty-One (121) of the Legislature of Puerto Rico, approved June twenty-seven (27), nineteen hundred seventy-seven
(1977), as amended, and all future acts supplemental thereto or amendatory thereof.

         "Act of Bankruptcy" means the filing of a petition commencing a case under the United States Bankruptcy Code by or against the Borrower or the Guarantor.

         "Administrative Fee" means the one time fee to the Authority in the amount of one half of one percent (1/2 of 1%) of the principal amount of the Bonds.

         "Affiliate" shall have the meaning given to that term in Section 1.01 of the Loan Agreement.

         "Agreement" means this Trust Agreement, together with all agreements supplemental hereto or amendatory hereof as herein permitted.

         "Amortization Requirements" means, with respect to the Term Bonds, the principal amounts fixed initially in Exhibit B to this Agreement for the retirement of Term Bonds by purchase or redemption on each June one (1) and December one (1) of each year pursuant to Section 301(e) hereto, commencing on June one (1), two thousand ten (2010), or payment at maturity in the case of the final Amortization Requirement for each Term Bond.

         On or before the forty-fifth (45th) day next preceding any Interest Payment Date on which Term Bonds are to be retired pursuant to the Amortization Requirement therefor, the Authority or the Borrower may purchase and deliver to the Trustee for cancellation Term Bonds required to be redeemed on such Interest Payment Date in any aggregate principal amount desired and receive a credit against the required Amortization Requirement on account of such Term Bonds in the amount of one hundred percent (100%) of the principal amount of any such Term Bonds so purchased and delivered.

         If on the forty-fifth (45th) day next preceding any Interest Payment Date on which Term Bonds are to be retired pursuant to the applicable Amortization Requirement, the Trustee determines that the total principal amount of Term Bonds of the same maturity date as the Term Bonds to be retired which have already been retired by purchase or redemption (or called for redemption under the provisions of Article III of this Agreement) prior to such date, is greater than the aggregate amount of Amortization Requirements for each preceding Interest Payment Date, then the Amortization Requirement for subsequent Interest Payment Dates shall be reduced by the amount of such excess as shall be specified in an Officer's Certificate of the Borrower delivered to, and accepted by, the Trustee.

         Prior to June one (1), two thousand ten (2010), there shall be no Amortization Requirement. The aggregate amount of the Amortization Requirements for the Term Bonds, together with the amount due upon the final maturity of such Term Bonds, shall be equal to the aggregate principal amount of the Term Bonds.

         "Authority" means Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth and any successor thereto.

         "Authority Representative" means the Authority Representative as defined in Section 1.01 of the Loan Agreement.

         "Beneficial Owner" means, whenever used with respect to a Bond, the person in whose name such Bond is recorded as the beneficial owner of such Bond by a Participant on the records of such Participant.

         "Bond Fund" means the "Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) Bond Fund," a fund created and designated by the provisions of Section 501 of this Agreement.

         "Bondholder", "Holder", or "owner" of a Bond, means a person in whose name a Bond is registered in the registration books provided for in Section 206 of this Agreement.

         "Bonds" means the Bonds issued under the provisions of Section 208 of this Agreement.

         "Borrower" means Doral Properties, Inc., a corporation organized and existing under the laws of the Commonwealth, which has elected to be treated as a special partnership under Subchapter K of Chapter 3 of Subtitle A of the Puerto Rico Internal Revenue Code of 1994, as amended, and its successors and permitted assigns and any surviving, resulting or transferee entity.

         "Borrower Representative" has the meaning given to that term in
Section 1.01 of the Loan Agreement.

         "Business Day" means any day of the year other than a Saturday, Sunday or other day on which commercial banks in the Commonwealth or New York, New York, are generally closed for business to the public.

         "Closing" has the meaning given to that term in Section 1.01 of the Loan Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Collateral Documents" means the Mortgage, the Mortgage Note and the Pledge Agreement, as amended from time to time.

         "Commission" means the Securities and Exchange Commission.

         "Commonwealth" means the Commonwealth of Puerto Rico.

         "Completion Date" means the date of completion of the construction of the Project as that date shall be certified as provided in Section 3.05 of the Loan Agreement.

         "Construction Fund" means the "Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) Construction Fund," a fund created and designated by the provisions of Section 401 of this Agreement.

         "Construction Fund Transfer Date" has the meaning specified in Section 406 of this Agreement.

         "Cost" has the meaning specified in Section 403 of this Agreement.

         "Costs of Issuance" means all items of expense relating to the authorization, sale and issuance of the Bonds, the initial or acceptance fee of the Trustee, legal, accounting and financial advisory fees and expenses, underwriting fees and expenses, filing and rating agencies' fees and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution of this Agreement, the Loan Agreement, the Collateral Documents and all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of the Loan Agreement, this Agreement, the Collateral Documents, the Bonds, and any other fees and expenses necessary or incident to the issuance and sale of the Bonds, and the documents contemplated by any of the foregoing.

         "Date of Issuance" means November third (3rd), nineteen hundred ninety-nine (1999), the date of the initial delivery and sale of the Bonds.

         "Defaulted Interest" has the meaning specified in Section 203 of this Agreement.

         "Defeasance Obligations" means (i) noncallable Government Obligations and, to the extent from time to time permitted by law, (ii) obligations issued or guaranteed by the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Farm Credit System, Federal Home Loan Banks or Student Loan Marketing Association, (iii) Defeased Municipal Obligations and (iv) evidences of ownership of a proportionate interest in the obligations specified in clause (ii) and in specified Defeased Municipal Obligations, which obligations described in clause (ii) and Defeased Municipal Obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state or territory thereof as custodian.

         "Defeased Municipal Obligations" means obligations of state, territory or local government issuers which are rated in the highest rating category by a Rating Agency, provision for the payment of the principal of and interest on which shall have been made by deposit with a trustee or escrow agent of noncallable Government Obligations, the maturing principal of and interest on such Government Obligations, when due and payable, shall provide sufficient money to pay the principal of and redemption premium, if any, and interest on such obligations of state, territory or local government issuers.

         "DTC" means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

         "D&P" means Duff & Phelps, its successors and assigns.

         "Event of Default" means, with respect to this Agreement, each of those events set forth in Section 802 hereof.

         "Event of Taxability" has the meaning given to that term in Section
1.01 of the Loan Agreement.

         "Executive Director" shall mean the Executive Director or the Assistant Executive Director of the Authority for the time being, or if there is no Executive Director or Assistant Executive Director, then any person designated by the Board of Directors of the Authority or authorized by the by-laws of the

Authority to perform the functions of the Executive Director.

         "Government Obligations" means (i) direct obligations of, or obligations the timely payment of principal of and the interest on which are unconditionally guaranteed by, the United States of America and (ii) any certificates or other evidences of ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause
(i).

         "Guarantor" means Doral Financial Corporation

         "Independent Accountants" shall have the meaning given to that term in
Section 1.01 of the Loan Agreement.

         "Interest Payment Date" means the first (1st) day of each calendar month, commencing on December one (1), nineteen hundred ninety-nine (1999).

         "Loan" shall have the meaning given to that term in Section 1.01 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, as that term is defined in paragraph FOURTH of the preamble to this Agreement.

         "Moody's" means Moody's Investors Service, Inc., its successors and assigns.

         "Mortgage" means the first mortgage on the Property constituted by Deed Number Fifty-Three (53) of Constitution of First Mortgage executed before Notary Public Alfredo Alvarez Ibanez, on November three (3), nineteen hundred ninety-nine (1999).

         "Mortgage Note" means the mortgage note of the

Borrower, in a principal amount of not less than the aggregate principal amount of the Bonds, to be secured by the Mortgage.

         "Officer's Certificate" means (i) with respect to the Borrower or the Guarantor a certificate signed by any two of the following officers; the president, chief executive officer, chief financial officer, treasurer or any vice president of the Borrower or the Guarantor, as the context requires. One of the officers signing an Officer's Certificate given pursuant to Section 920(b) shall be the principal executive, financial or accounting officer of the Borrower or the Guarantor, as the case may be, and (ii) with respect to the Authority a certificate signed by two Authorized Representatives.

         "Opinion of Counsel" means an opinion in writing signed by an attorney or firm of attorneys acceptable to the Trustee who may be counsel for the Authority or the Borrower or other counsel.

         "Outstanding" or "outstanding" when used with reference to Bonds, means, as of a particular date, all Bonds theretofore issued and authenticated under this Agreement, except:

                  (a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Bonds for the payment of which moneys or Defeasance Obligations the principal of and the interest on which Defeasance Obligations, when due, without reinvestment, will be sufficient to pay, on the date when such Bonds are to be paid or redeemed, the principal amount and premium, if any, and the interest accruing to such date on the Bonds to be paid or redeemed, have been deposited with the Trustee in trust for the Holders of such Bonds;

                  (c) Bonds deemed to have been paid in accordance with Section 1301 of this Agreement; or

                  (d) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Agreement;

         provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned or held by or for the account of the Borrower or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.

         "Participant" means each broker-dealer, bank or other financial institution for which DTC or any other Securities Depository holds securities as a Securities Depository.

         "Payment of the Bonds" means payment of the principal of and premium, if any, and interest on all or a portion of the Bonds in accordance with their terms, whether through payment at maturity or purchase or redemption or provision for such payment in such a manner that such Bonds or such portion shall be deemed to have been paid under the second paragraph of

Section 1301 of this Trust Agreement.

         "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement" means the Pledge and Security Agreement, dated as of November three (3), nineteen hundred ninety-nine (1999) by and between the Borrower and the Authority, pursuant to which the Borrower delivers the Mortgage Note to the Authority in pledge as security for the Borrower's obligations under the Loan Agreement.

         "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond, and, for purposes of this definition, any Bond authenticated and delivered under Section 210 hereof in lieu of a lost, destroyed, mutilated or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Bond.

         "principal" means, with respect to a Bond, the amount of such Bond stated to be payable at its maturity.

         "Project" has the meaning given to that term in Section 1.01 of the Loan Agreement.

         "Property" means the property identified in and encumbered by the Mortgage.

         "Rating Agency" means, initially, S&P, Moody's and D&P or, if S&P, Moody's or D&P shall elect to discontinue the rating on the Bonds, any nationally recognized securities rating organization designated by the Authority and the Borrower then rating the Bonds.

         "Regular Record Date" means the fifteenth (15th) day of the month immediately preceding an Interest Payment Date.

         "Representation Letter" means the Representation Letter from the Authority, the Borrower and the Trustee to DTC with respect to the Bonds, which, so long as DTC shall be the Securities Depository for the Bonds, shall be deemed to be part of this Agreement and shall be a binding obligation of the Authority and the Trustee.

         "Secretary" means the Secretary or any Assistant Secretary of the Authority, or if there is no secretary or assistant secretary, then any person designated by the Board of Directors of the Authority or authorized by the by-laws of the Authority to perform the functions of the Secretary.

         "Securities Depository" means DTC, or any other securities depository (or any of its designees to the Trustee) appointed for the Bonds.

         "Serial Bonds" means the Bonds which are stated to mature on June one
(1) and December one (1) of each year commencing with the Bonds maturing in the month of June contained in year two thousand three (2003) and ending in the month of December contained in year two thousand nine (2009).

         "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest on Bonds pursuant to Section 203 hereof.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

         "Term Bonds" means the Bonds that are stated to mature on December one
(1), two thousand fourteen (2014), June one (1), two thousand twenty-six (2026) and December one (1), two thousand twenty-nine (2029).

         "Trust Indenture Act" means the Trust Indenture Act of Nineteen Hundred Thirty-Nine (1939) as in force at the date as of which this Agreement was executed; provided, however, that in the event the Trust Indenture Act of Nineteen Hundred Thirty-Nine (1939) is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of Nineteen Hundred Thirty-Nine (1939), as so amended.

         "Trustee" means the Trustee acting as such under this Agreement, whether the original or any successor trustee.

         "Underwriters" means the initial purchasers of the Bonds pursuant to the terms of that certain Bond Purchase Agreement dated October twenty-eighth
(28th), nineteen hundred ninety-nine (1999).

         SECTION 102. RULES OF CONSTRUCTION. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, "Bond," "Bondholder," "owner," "Holder" and "person" shall include the plural as well as the singular number.

         SECTION 103. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Authority, the Borrower or the Guarantor to the Trustee to take any action under any provision of this Agreement, the requesting party shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel, who may be counsel for the Authority, the Borrower or the Guarantor and shall be appointed by order of the Borrower or the Guarantor, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with

         SECTION 104. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Agreement, the latter provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or shall be deemed to be excluded, as the case may be.

                                  ARTICLE II

                   FORM, EXECUTION, AUTHENTICATION, DELIVERY

                             AND EXCHANGE OF BONDS

         SECTION 201. LIMITATION ON ISSUANCE OF BONDS. No Bonds may be issued under this Agreement except in accordance with the provisions of this Article.

         SECTION 202. FORM OF BONDS. The definitive Bonds are issuable as fully registered Bonds without coupons, in denominations of not less than FIVE THOUSAND DOLLARS ($5,000) and any integral multiple thereof. The definitive form of Bonds shall be substantially in the form attached hereto as Exhibit A with such appropriate variations, omissions and insertions as may be necessary or appropriate to conform to the provisions of this Agreement. All Bonds may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the

Bonds may be listed or traded or any usage or requirement of law with respect thereto or as may be authorized by the Authority and approved by the Trustee.

         SECTION 203. DETAILS OF BONDS. The Bonds shall be dated their Date of Issuance, shall bear interest until their payment, such interest to the maturity or prior redemption thereof being payable monthly on the first (1st) day of each month, and shall be stated to mature (subject to the right of prior redemption), all as hereinafter provided.

         Each Bond shall bear interest from the Interest Payment Date next preceding the date on which it is authenticated, unless it is (a) authenticated on an Interest Payment Date, in which case it shall bear interest from such Interest Payment Date, or (b) authenticated prior to the first Interest Payment Date, in which case it shall bear interest from its date; provided, however, that if at the time of authentication of any Bond interest is in default, such Bonds shall bear interest from the date to which interest shall have been paid or duly provided for.

         Interest on the Bonds shall be computed on the basis of a three hundred and sixty (360) day year of twelve (12) months of thirty (30) days each.

         The Bonds shall be signed by, or bear the facsimile signatures of, the Executive Director of the Authority and of the Secretary or any Assistant Secretary of the Authority. A facsimile of the official seal of the Authority shall be printed on the Bonds.

         In case any officer whose signature or a facsimile of whose signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes as if he had remained in office until such delivery, and also any Bond may bear the facsimile signatures of or may be signed by such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of issue of such Bond such persons may not have been such officers.

         The principal of and premium, if any, and the interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and premium, if any, on all Bonds shall be payable only to the registered owner or his legal representative at the corporate trust office of the Trustee upon the presentation and surrender of such Bonds as the same shall become due and payable. Interest on each Bond which is payable, and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date by check mailed to each such registered owner at its address as it appears on the registration books kept by the Trustee pursuant to Section 206 hereof.

         Interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant
Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest may be paid by the Authority, at its election in each case, as provided in clause one or two below:

                  one. The Authority may elect to make payment of any Defaulted Interest to the persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Authority shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Authority shall deposit or shall cause to be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not fewer than ten (10) days prior to the date of the proposed payment and not fewer than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.

The Trustee shall promptly notify the Authority and the Borrower of such Special Record Date and, in the name and at the expense of the Borrower, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Bonds at his address as it appears in the registration books maintained by the Trustee under Section 206 hereof not fewer than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Bonds (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause two.

                  two. The Authority may make payment of any Defaulted
         Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds affected may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Authority to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Bond delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

         SECTION 204. AUTHENTICATION OF BONDS. Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A hereof, duly executed by the Trustee, shall be entitled to any benefit or security under this Agreement. No Bond shall be valid or become obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Agreement. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.

         SECTION 205. EXCHANGE OF BONDS. Bonds may be exchanged at the option of the registered owner thereof, upon surrender thereof at the corporate trust office of the Trustee, together with an assignment duly executed by the registered owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, for an equal aggregate principal amount of Bonds of the same maturity, of any denomination or denominations authorized by this Agreement and bearing interest at the same rate, and in the same form as the Bonds surrendered for exchange.

         The Authority shall make provision for the exchange of the Bonds at the corporate trust office of the Trustee.

         SECTION 206. NEGOTIABILITY, REGISTRATION OF TRANSFER OF BONDS. The Trustee shall keep books for the registration of transfers of Bonds as provided in this Agreement. Said registration books shall be available at all reasonable times for inspection by the Authority, the Borrower, the Guarantor and their agents and representatives, and the Trustee shall provide to the Borrower and the Guarantor and the Authority, upon their written request, an accurate copy of the names and addresses of the Holders set forth on such books.

         The transfer of any Bond may be registered only upon the books kept for the registration and registration of transfers of Bonds upon surrender thereof to the Trustee, together with an assignment duly executed by the registered owner or such owner's attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer, the Authority shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new registered Bond or Bonds, registered in the name of the transferee, of the same maturity, of any denomination or denominations authorized by this Agreement in the aggregate principal amount equal to the principal amount of such Bond and bearing interest at the same rate.

         In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Authority shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Agreement. All Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee. The Authority or the Trustee may impose a reasonable fee or service charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. Neither the Authority nor the Trustee shall be required to make any such registration of transfer or exchange of Bonds during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, or after any Bond has been selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

         SECTION 207. OWNERSHIP OF BONDS; TRANSFER OF TITLE. As to any Bond, the person in whose name such Bond is registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of and the interest on any such Bond shall be made only to or upon the order of the registered owner thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond including interest thereon, to the extent of the sum or sums so paid.

         The owner of any Bond is hereby granted the power to transfer absolute title thereto by assignment thereof to a bona fide purchaser for value (present or antecedent) without notice of prior defenses or equities or claims of ownership enforceable against his assignor or any person in the chain of title and before the maturity of such Bond. Every prior owner of any Bond shall be deemed to have waived and renounced all of his equities or rights therein in favor of every assignee and every assignee shall acquire absolute title thereto and to all rights represented thereby.

         SECTION 208. AUTHORIZATION OF BONDS. There shall be issued under and secured by this Agreement Bonds of the Authority in the aggregate initial principal amount of FORTY-FOUR MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($44,765,000) for the purpose of providing funds, together with other available funds, to (i) pay the Cost of the Project, and (ii) pay a portion of the Costs of Issuance. The Bonds shall be dated the Date of Issuance, shall be numbered from RA- one (1) upwards, in the case of Serial Bonds, and RB-one (1) upwards, in the case of Term Bonds, and shall be designated "Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project)." The interest rate or rates, maturity dates (subject to prior redemption), amounts of the Bonds maturing on such dates, and the Amortization Requirements for the Term Bonds shall be as set forth in Exhibit B hereto.

         The Bonds shall be executed substantially in the form and manner set forth in Exhibit A and shall be deposited with the Trustee for authentication, but before the Bonds shall be delivered by the Trustee, there shall be filed with the Trustee the following:

                  (a) a copy, certified by the Secretary or any Assistant Secretary of the Authority, of the resolution of the Authority authorizing the issuance of and awarding such Bonds, specifying the interest rate or rates for the Bonds, authorizing the execution of the Loan Agreement and this Agreement, designating the Trustee and directing the authentication and delivery of the Bonds to or upon the order of the purchasers mentioned therein upon payment of the purchase price therein set forth and the accrued interest, if any, on said Bonds;.

                  (b) an executed counterpart of the Loan Agreement;

                  (c) the Mortgage Note, a copy of the Mortgage, and a mortgagee title insurance policy insuring the Mortgage as a first priority mortgage on the Property, subject to no other liens or encumbrances other than those permitted by the Loan Agreement;

                  (d) an executed counterpart of the Pledge Agreement;

                  (e) an opinion of counsel to the Borrower and the Guarantor, addressed to the Trustee and the Underwriters, substantially to the effect that the execution and delivery of the Loan Agreement has been duly authorized by the Borrower and the Guarantor, that the Collateral Documents have been duly authorized by the Borrower, that the Loan Agreement and the Collateral Documents are in the form so authorized and have been duly executed by the Borrower and the Guarantor, as applicable, and that, assuming proper authorization and the execution of the Loan Agreement and the Collateral Documents by the Authority, the Loan Agreement is a legal, valid and binding agreement of the Borrower and the Guarantor and the Collateral Documents are legal, valid and binding agreements of the Borrower, enforceable against the Borrower and the Guarantor, as the case may be, in accordance with their terms, except to the extent that the enforceability of the Loan Agreement and the Collateral Documents may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether said enforceability is considered in a proceeding in equity or at law) and subject to such other standard exceptions or qualifications as are acceptable to counsel to the Authority and the Underwriters, the Pledge Agreement is effective to create a valid and enforceable security interest in favor of the Authority and the Trustee over the Mortgage Note, which security interest will be perfected upon delivery of the Mortgage Note to the Authority, and, upon filing of the Mortgage in the appropriate section of the Registry of Property of Puerto Rico, the Mortgage will create a valid and enforceable mortgage lien over the real property described therein;

                  (f) an opinion of counsel, who may be counsel for the Authority, addressed to the Trustee and the Underwriters, substantially to the effect that: (i) the Authority has the legal right and power to enter into this Agreement, the Loan Agreement and the Pledge Agreement, and has duly authorized and validly executed and delivered this Agreement, the Loan Agreement and the Pledge Agreement, and each such agreement is legally valid and binding upon the Authority and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) this Agreement creates a legally valid and effective pledge, assignment and transfer in trust of the moneys, securities and funds held or set aside under this Agreement as security for the Bonds, subject to the application thereof to the purposes and on the conditions permitted by this Agreement, and that no filing or recording of any document is necessary in order to make such pledge, assignment and transfer in trust effective or to continue it in effect (or specifying the place or places, if any, where such filing or recording is necessary and furnishing any officially authenticated certificates, or other documents by which such filing or recording is evidenced and stating that such filings or recordings have been made and stating that no other filing or recording is necessary), (iii) the issuance of the Bonds will not violate any provision of law or of the by-laws of the Authority or result in the breach of, or constitute a default under, any agreement, indenture or other instrument to which the Authority is a party or by which it may be bound, (iv) no authorization, consent or approval or withholding of objection of any governmental body or regulatory authority is requisite to the legal issue of said Bonds by the Authority (unless such opinion shall show that no authorization, consent or approval or withholding of objection is requisite to the legal issue of said Bonds, it shall specify and furnish any officially authenticated certificates, or other documents, by which such authorization, consent or approval or withholding of objection is evidenced and stating that no other authorization, consent or approval or withholding of objection is required), (v) the Bonds are legally valid and binding direct obligations of the Authority enforceable in accordance with their terms and the terms of this Agreement and have been duly and validly authorized and issued in accordance with applicable law and this Agreement, and (vi) the conditions precedent to the delivery of the Bonds have been fulfilled, and covering such other matters as the Trustee or the Underwriters may reasonably request;


                  (g) an Officer's Certificate of the Authority that the conditions precedent to the delivery of the Bonds has been fulfilled; and

                  (h) such other opinions or certificates as the Trustee may reasonably require or that may be required under the Trust Indenture Act.

         When the documents mentioned in clauses (a) to (h), inclusive, of this Section shall have been filed with the Trustee and when the Bonds shall have been executed as required by this Agreement, the Trustee shall authenticate and deliver the Bonds to or upon the order of the Underwriters, but only upon payment to the Trustee of the purchase price of the Bonds and the accrued interest thereon, if any. The Trustee shall be entitled to rely upon such resolutions, certificates and opinions as to all matters stated therein.

         Simultaneously with the delivery of the Bonds, the net proceeds (including accrued interest, if any) of the Bonds shall be deposited to the credit of the Construction Fund.


         SECTION 209. TEMPORARY BONDS. Until definitive Bonds are ready for delivery, there may be executed, and upon request of the Authority, the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, printed, typewritten, engraved or lithographed temporary Bonds, in the form of fully registered Bonds without coupons in such denominations, or in the form of a single registered Bond without coupons in a denomination equal to the initial aggregate principal amount of such definitive Bonds, substantially of the tenor of the Bonds set forth in this Agreement and with such appropriate omissions, insertions and variations as may be required.

         Until definitive Bonds are ready for delivery, any temporary Bond may, if so provided by the Authority by resolution, be exchanged at the corporate trust office of the Trustee, without charge to the Holder thereof, for an equal aggregate principal amount of temporary fully registered Bonds of authorized denominations, of like tenor, of the same maturity and bearing interest at the same rate.

         If temporary Bonds are issued, the Authority shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at its corporate trust office of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the place designated by the Holder, without charge to the Holder thereof, a definitive Bond or Bonds of an equal aggregate initial principal amount, of the same maturity and bearing interest at the same rate as the temporary Bond surrendered. Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefit and security of this Agreement as the definitive Bonds to be issued and authenticated hereunder.

         SECTION 210. MUTILATED, DESTROYED, STOLEN OR LOST BONDS. If (a) any mutilated Bond is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save the Trustee, the Authority, the Borrower and the Guarantor harmless, then, in the absence of notice to the Authority, the Borrower, the Guarantor or the Trustee that such Bond has been acquired by a bona fide purchaser, the Authority shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, stolen or lost Bond, a new Bond or Bonds of the same tenor, aggregate principal amount, maturity and interest rate and bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Bond, the Authority may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered. If, after the delivery of such new Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Authority and the Trustee shall be entitled to recover such new Bond (or such payment) from the person to whom it was delivered or any person taking such new Bond from such person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any damage, loss, cost or expenses incurred by the Authority, the Borrower, the Guarantor or the Trustee in connection therewith.

         Subject to the provisions of the first paragraph of this Section 210, every Bond issued pursuant to the provisions of this Section in exchange or substitution for any Bond which is mutilated, destroyed, stolen or lost shall constitute an additional contractual obligation of the Authority, whether or not the destroyed, stolen or lost Bond shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Bonds duly issued under this Agreement. All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, stolen or lost Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Upon the issuance of any new Bond under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         SECTION 211. BOOK-ENTRY BONDS. (a) Except as provided in subparagraph
(c) of this Section 211, the registered owner of all Bonds shall be the Securities Depository and, as long as the Securities Depository shall be DTC, the Bonds shall be registered in the name of Cede & Co., as nominee for DTC. All provisions of this Article II (other than those provisions contained in Section
208), during the time the Bonds are registered in the name of the nominee of DTC, shall be superseded by the provisions of this Section 211 and the rules of the Securities Depository applicable thereto to the extent of any conflict therewith. Payments of principal or interest for any Bond registered in the name of Cede & Co. shall be made to the account of Cede & Co. at the address indicated for Cede & Co. in the registration books kept by the Trustee. The "Bonds" referred to in this Section 211 shall refer to the Bonds registered in the name of Cede & Co.

                  (b) The Bonds shall be initially issued in the form of separate, single, authenticated fully-registered Bonds in the amount of each separately stated maturity. Upon initial issuance, the ownership of each such Bond shall be registered in the registration books kept by the Trustee in the name of Cede & Co., as nominee of the Securities Depository. As long as certificates for the Bonds are not issued pursuant to Section 211(c) hereof, the Trustee and the Authority may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Bonds registered in its name for the purposes of payment of the principal or redemption price of or interest on the Bonds, selecting the Bonds or portions thereof to be redeemed, giving any notice permitted or required to be given to the owners of such Bonds hereunder, registering the transfer of Bonds, obtaining any consent or other action to be taken by Bondholders and for all other purposes whatsoever; and neither the Trustee nor the Authority shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other person claiming a beneficial ownership interest in the Bonds under or through the Securities Depository or any Participant, or any other person which is not shown on the registration books of the Trustee as being an owner of Bonds, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository or any Participant of any amount in respect of the principal or redemption price of or interest on the Bonds; any notice which is permitted or required to be given to Bondholders under this Agreement; the selection by the Securities Depository or any Participant of any person to receive payment in the event of a partial redemption of the Bonds; or any consent given or other action taken by the Securities Depository as owner of Bonds. The Trustee shall pay all principal and redemption price of and interest on the Bonds only to or "upon the order of" the Securities Depository (as that term is used in the Uniform Commercial Code as adopted in the State of New York), and all such payments shall be valid and effective to fully satisfy and discharge the Authority's obligations with respect to the principal or redemption price of and interest on the Bonds to the extent of the sum or sums so paid. Except as provided in (c) below, no person other than the Securities Depository shall receive an authenticated Bond for each separate stated maturity evidencing the obligation of the Authority to make payments of the principal or redemption price of and interest on the Bonds pursuant to this Agreement. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of Cede & Co., the Bonds will be transferable to such new nominee in accordance with subparagraph (g) below.

                  (c) In the event the Authority determines that it is in the best interest of the Authority not to continue the book-entry system of transfer for the Bonds or that the interest of the owners of the Bonds might be adversely affected if the book-entry system of transfer is continued, the Authority shall notify

         Citibank, N.A., if Citibank, N.A. is the current Trustee and Citibank, N.A. may resign as Trustee, as provided in Section 915 of this Agreement. The determination of the Authority not to continue the book-entry system shall not be effective prior to the acceptance of a successor Trustee. After such acceptance, and in all other cases in which the Authority determines to discontinue the book-entry system as mentioned above, the Authority shall notify the Securities Depository, the Guarantor and the Trustee, whereupon the Securities Depository will notify the Participants, of the availability through the Securities Depository of certificates for the Bonds. In such event, the Trustee shall issue, transfer and exchange certificates for the Bonds as requested by the Securities Depository and any Participant or Beneficial Owner in appropriate amounts in accordance with subparagraph
         (g) below. The Securities Depository may determine to discontinue providing its services with respect to the Bonds at any time by giving notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Authority may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Authority shall either establish its own book-entry system or use reasonable efforts to locate another Securities Depository. Under such circumstances (if there is no successor Securities Depository), the Authority and the Trustee shall be obligated to deliver certificates for the Bonds as described in subparagraph (g) below. In the event certificates for the Bonds are so issued, the provisions of this Agreement shall apply to such Bond certificates in all respects, including, among other things, the printing of certificates, the transfer and exchange of such certificates and the method of payment of principal or redemption price of and interest on such certificates. Whenever the Securities Depository requests the Authority and the Trustee to do so, the Trustee and the Authority will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Bonds to any Participant having Bonds credited to its account with the Securities Depository, in the event the book-entry system of transfer for the Bonds is discontinued, or (ii) to arrange for another Securities Depository to maintain custody of certificates evidencing the Bonds

                  (d) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or redemption price of and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Representation Letter.

                  (e) In connection with any notice or other communication to be provided to owners of Bonds pursuant to this Agreement by the Authority or the

         Trustee or with respect to any consent or other action to be taken by owners of Bonds, the Authority or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Bondholder.

                  (f) A Securities Depository that is a Holder of one or more Bonds, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Agreement to be made, given or taken by Holders, and a Securities Depository that is a Holder of one or more Bonds may provide its proxy or proxies to the Beneficial Owners of interests in any such Bonds through such Securities Depository's standing instructions and customary practices.

                  (g) In the event that any transfer or exchange of Bonds is permitted under subparagraph (b) or (c) hereof, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered owner thereof of the Bonds to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of this Agreement. In the event Bond certificates are issued to owners other than Cede & Co., its successor as nominee for DTC as owner of all the Bonds, or another Securities Depository as owner of all the Bonds, the provisions of this Agreement shall also apply to, among other things, the printing of such certificates and the methods of payment of principal or redemption price of and interest on such certificates.



                                  ARTICLE III.

                               REDEMPTION OF BONDS


         SECTION 301. REDEMPTION OF BONDS. The Bonds shall be subject to redemption prior to their maturity as provided in this Article III.

                  (a) The Bonds shall be called for redemption in part, to the extent of any Bond proceeds that are required to be transferred to the Bond Fund for the redemption of Bonds pursuant to Section 406 hereof, at a redemption price equal to the principal amount thereof as of the redemption date, without premium, plus accrued interest to the date fixed for redemption, such redemption to be made on the next Interest Payment Date occurring not less than forty-five (45) days after the Construction Fund Transfer Date.

                  (b) In the event that the Authority and the Trustee shall receive written notice pursuant to Section 8.01(b) of the Loan Agreement that the Borrower shall have elected to prepay all or a portion of the amounts payable under Section 4.01 of the Loan Agreement pursuant to Section 8.01(a) of the Loan Agreement, then the Bonds at the time outstanding shall be called for redemption in whole or in part, as directed by the Borrower, on any date selected by the Borrower, on or after December one (1), two thousand nine (2009) at a redemption price equal to the principal amount of the Bonds to be redeemed as of the date fixed for redemption (which date shall not be less than forty-five (45) days from the date that notice of such redemption is received by the Trustee), plus accrued interest to the date fixed for redemption plus a premium of two percent (2%) of such principal amount if redeemed on or prior to November thirty (30), two thousand ten (2010), one percent (1%) if redeemed on or after December one (1), two thousand ten (2010) and on or prior to November thirty (30), two thousand eleven (2011) and without premium if redeemed on December one (1), two thousand eleven (2011) and thereafter.

                  (c) In the event the Borrower shall have become obligated to prepay all or a portion of the amounts payable under Section 4.01 of the Loan Agreement in accordance with Section 8.02(c) or Section 8.02(e) of the Loan Agreement, the Bonds shall be called for redemption in whole or in part, as applicable, at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five (45) days after the Borrower becomes obligated to make such prepayment pursuant to Sections 8.02(c) or 8.02(e) of the Loan Agreement.


                  (d) In the event that the Borrower shall have become obligated to prepay the entire amount payable under Section 4.01 of the Loan Agreement in accordance with Section 8.02(d) of the Loan Agreement, the Bonds shall be called for redemption in whole, on the Interest Payment Date occurring not less than forty-five (45) days after receipt by the Trustee of the notice delivered pursuant to Section 8.02(d) of the Loan Agreement, at a redemption price equal to the principal amount thereof, plus interest accrued to the date fixed for redemption, without premium.

                  (e) The Term Bonds maturing on December one (1), two thousand fourteen (2014), are subject to mandatory redemption, in part, beginning on June one (1), two thousand ten (2010), and each Interest Payment Date thereafter at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the date of redemption, without premium, in a principal amount equal to the Amortization Requirements specified on Exhibit B hereto (subject to adjustments for any prior purchase or redemption of said Term Bonds).

                  The Term Bonds maturing on June one (1), two thousand twenty-six (2026), are subject to mandatory redemption, in part, beginning on June one (1), two thousand fifteen (2015), and each Interest Payment Date thereafter at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the date of redemption, without premium, in a principal amount equal to the Amortization Requirements specified on Exhibit B hereto (subject to adjustments for any prior purchase or redemption of said Term Bonds).

                  The Term Bonds maturing on December one (1), two thousand twenty-nine (2029), are subject to mandatory redemption, in part, beginning on December one (1), two thousand twenty-six (2026), and each Interest Payment Date thereafter at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the date of redemption, without premium, in a principal amount equal to the Amortization Requirements specified on Exhibit B hereto (subject to adjustments for any prior purchase or redemption of said Term Bonds).

                  (f) In the event that the Authority and the Trustee shall receive written notice pursuant to Section 8.03 of the Loan Agreement that the Borrower shall have elected to prepay all or a portion of the amounts payable under Section 4.01 of the Loan Agreement pursuant to
         Section 8.03 of the Loan Agreement, then the Bonds at the time outstanding shall be called for redemption in whole or in part, as directed by the Borrower, at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest to the date fixed for redemption, without premium, which redemption date shall not be less than forty-five (45) days from the date that notice of such redemption is received by the Trustee.

                  (g) Except in the case of a redemption of Term Bonds under
         Section 301(e), if less than all of the outstanding Bonds shall be called for redemption, the Bonds shall be redeemed in inverse order of maturity, unless otherwise directed by the Borrower. If fewer than all of the particular Bonds of any one maturity shall be called for redemption, the Bonds or portions of Bonds of any maturity to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that the portion of any Bond to be redeemed shall be in the principal amount equal to FIVE THOUSAND DOLLARS ($5,000) or some multiple thereof, and that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by FIVE THOUSAND DOLLARS ($5,000).

                  On the forty-fifth (45th) day preceding each Interest Payment Date for which there is a Amortization Requirement, the Trustee shall proceed to select for redemption from the Bonds outstanding of the maturity date to be redeemed a principal amount of Bonds of such maturity date equal to such Amortization Requirement, and shall call such Bonds for redemption on such Interest Payment Date and give notice of such call in accordance with Section 302 hereof.

                  (h) Anything in this Agreement to the contrary notwithstanding, any amount less than FIVE THOUSAND DOLLARS ($5,000) remaining with the Trustee after a partial redemption of Bonds pursuant to this Section 301 shall remain deposited in the Bond Fund until the next succeeding Interest Payment Date, at which time such funds and any interest or income earned thereon shall be used to pay interest on the Bonds.

                  (i) In the event that redemptions under Section 301(b) and
         Section 301(e) occur on the same Interest Payment Date, the Trustee shall first select the Bonds subject to redemption under Section 301(e) and, thereafter, select the Bonds subject to redemption under Section 301(b).


         SECTION 302. REDEMPTION NOTICE. Except as stated in Section 211 with respect to notices to DTC, at least thirty (30) days before the redemption date of any Bonds, the Trustee shall cause a notice of any such redemption, either in whole or in part, signed by the Trustee to be mailed, first-class, postage prepaid, to all Bondholders whose Bonds are to be redeemed and to the Guarantor. Each such notice shall set forth (a) the date fixed for redemption, (b) the redemption price to be paid, (c) if fewer than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed, (d) that on the date fixed for redemption, such redemption price will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date, (e) the place where such Bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price, and (f) such other information as may be required to comply with the requirements of Securities Exchange Act of 1934 Release No. 34-23856, dated December three (3), nineteen hundred eighty-six
(1986) (the "Redemption Release"). In addition, the Trustee shall cause a copy of the above notice of redemption to be sent to the persons specified in Sections B and D of the Redemption Release at least two (2) Business Days before notice is given in accordance with the preceding sentence. In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds of the same maturity and series, bearing interest at the same rate and in a principal amount equal to the unredeemed portion of such Bond, will be issued. Failure to comply with the requirements of the Redemption Release shall not affect the validity of the proceedings for the redemption of any Bonds, and failure to mail such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Bonds of any other Holders.

         SECTION 303. EFFECT OF CALLING FOR REDEMPTION. On the date designated for redemption, notice having been mailed in the manner and under the conditions here inabove provided, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided herein for redemption of such Bonds or portions of Bonds on such date. If Bonds or portions of Bonds have been duly called for redemption under the provisions of this
Article III, and if sufficient moneys for payment of the redemption price (including premium, if any,) plus accrued interest, if any, on such Bonds, or portions of Bonds, to the date fixed for redemption, are held in a separate account by the Trustee in trust for the Holders of the Bonds or portions of Bonds to be redeemed, as provided in this Agreement, then interest on the Bonds or portions of Bonds so called for redemption shall cease to accrue, such Bonds or portions of Bonds shall cease to be entitled to any benefit or security under this Agreement or to be deemed outstanding, and the Holders of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof (including premium, if any,) plus accrued interest to the date of redemption, and, to the extent provided in
Section 304 hereof, to receive Bonds for any unredeemed portions of Bonds.

         SECTION 304. REDEMPTION OF PORTION OF BOND. In case part but not all of a Bond that is outstanding shall be selected for redemption, the registered owner thereof or his attorney or legal representative shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption and the redemption premium, if any, on such principal amount, and the Authority shall execute and the Trustee shall authenticate and deliver to or upon the order of such registered owner or his attorney or legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, either a new Bond or Bonds, at the option of the owner or his attorney or legal representative, of the same maturity, bearing interest at the same rate, and of any denomination or denominations authorized by this Agreement.

         SECTION 305. CANCELLATION. Upon presentation and surrender, as hereinabove provided, Bonds redeemed under this Article III or purchased by or on behalf of the Borrower shall be cancelled by the Trustee.

                                   ARTICLE IV

                                CONSTRUCTION FUND

         SECTION 401. CONSTRUCTION FUND. A special fund is hereby created and designated the "Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) Construction Fund" (the "Construction Fund"), to the credit of which such deposits shall be made as are required by the provisions of Section 208 of this

Agreement. Any moneys received by the Trustee from any other source for the payment of Costs of the Project or the payment of Costs of Issuance shall also be deposited to the credit of the Construction Fund.

         Subject to the provisions of Sections 404, 406 and 602 of this Agreement, the moneys in the Construction Fund shall be held by the Trustee in trust and shall be subject to a lien and charge in favor of the Holders of the Bonds issued and outstanding under this Agreement, and for the further security of such Holders, until paid out or transferred as herein provided.

         SECTION 402. PAYMENTS FROM THE CONSTRUCTION FUND. Payment of the Cost of the Project shall be made from the Construction Fund. All payments from the Construction Fund shall be subject to the provisions and restrictions set forth in this Article IV.

         SECTION 403. ITEMS OF COST. For the purposes of this Agreement, the Cost of the Project shall embrace all costs permitted by the Act in connection with the construction, development and equipping of the Project, including without limitation:

                  (a) Payment to the Borrower, the Guarantor and the Authority, as the case may be, of such amounts, if any, as shall be necessary to reimburse the Borrower, the Guarantor and the Authority in full for all advances and payments made by them or either of them or for their accounts, with respect to the Project at any time after February eleven
         (11), nineteen hundred ninety-eight (1998) for expenditures in connection with the acquisition of any property required for the Project, the preparation of any preliminary study or planning of the Project, or any aspect of either thereof and any reports or analyses concerning the Project, the construction, development and equipping of the Project, interest on the Bonds during construction (which shall mean as to the Bonds a period beginning with the date of delivery of the Bonds and ending on the date the acquisition and construction of the Project shall have been completed), and the acquisition of all real or personal property deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering and supervisory services);

                  (b) Payment in full of the outstanding indebtedness secured by a mortgage on the Project and owed to Scotiabank in the amount of TWO MILLION ONE HUNDRED FORTY-TWO THOUSAND THREE HUNDRED THIRTY-ONE DOLLARS AND TWENTY-TWO CENTS ($2,142,331.22), plus the costs related to the cancellation of such mortgage;.

                  (c) Payment of the Administrative Fee;.

                  (d) Payment of the Costs of Issuance, related to the cost of cancelling any existing mortgage lien on the Property and of executing and recording the Mortgage, and the cost of the mortgagee title insurance policy insuring the Mortgage, all of which may be paid from the proceeds of the Bonds without reference to this limitation;

                  (e) Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and equipping of the Project, payment for the cost of the acquisition, construction and installation of utility services or other facilities, and all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous expenses incidental to, and deposits required in connection with, any of the foregoing items; and

                  (f) Payment of any other costs and expenses relating to the development and construction of the Project or the authorization, issuance and sale of the Bonds.

         SECTION 404. REQUISITES FOR PAYMENTS FROM CONSTRUCTION FUND. (a) Payments of Costs of the Project from the Construction Fund shall be made by the Trustee upon the order of the Borrower in accordance with the provisions of this Section, but no such payment shall be made unless and until the Trustee shall receive a requisition, prepared and signed by a Borrower Representative and, if the Authority so determines by written notice to the Trustee which the Trustee has received prior to its making such payment, approved by an Authority Representative; provided, however, that such approval by the Authority shall not be withheld if the requisition is consistent with the Act, the Loan Agreement and this Agreement, stating:

                  (i) the item number of each such payment,

                  (ii) the name of the person (including the Borrower or the Guarantor) to whom each such payment is due,.

                  (iii) the respective amounts to be paid and to whom such amounts shall be paid, and

                  (iv) that obligations in the stated amounts have been incurred and are presently due and payable, or reimbursable to the Borrower or the Guarantor, and that each item thereof is a proper charge against the Construction Fund, and has not been previously paid from the Construction Fund.

         Upon receipt of any such order and accompanying requisition, the Trustee shall pay such obligation from the Construction Fund. If prior to payment of any item in an order the Borrower should for any reason desire not to pay such item, the Borrower shall give notice of such decision to the Trustee. In making any disbursement, the Trustee shall pay each such obligation directly to the Borrower or to any payee designated by a Borrower Representative, including the Guarantor, as set forth in the order of the Borrower directing such disbursement.

         SECTION 405. RELIANCE ON REQUISITIONS. All requisitions and orders received by the Trustee, as required in this Article IV as conditions of payment from the Construction Fund, may be relied upon by the Trustee, and shall be retained by the Trustee, subject to examination at all reasonable times by the Borrower, the Authority, the Guarantor, any Bondholder and the agents and representatives thereof.

   SECTION 406. BALANCE IN CONSTRUCTION FUND. Upon the earlier of (i) the Completion Date, (ii) the third anniversary of the Date of Issuance or such later date as may be approved by the Authority and (iii) the receipt by the Trustee of a certificate signed by a Borrower Representative and approved by an Authority Representative to the effect that the Project will not be completed (the earlier to occur of (i), (ii) and (iii) above being the "Construction Fund Transfer

Date"), any balance remaining in the Construction Fund (other than amounts retained by the Trustee to pay Costs of the Project not then due and payable or for which the liability for payment is in dispute) shall be transferred to the Bond Fund and used to pay the redemption price of Bonds called for redemption pursuant to Section 301(a) hereof.


                  (b) In the event that the Borrower exercises the option under
         Section 8.01(a) of the Loan Agreement to prepay in full the amounts payable under Section 4.01 of the Loan Agreement, the Trustee shall, upon the direction of the Borrower, deposit in the Bond Fund, on the date the prepayment is made, any balance remaining in the Construction Fund.

                  (c) If the principal amount of all outstanding Bonds shall have become due and payable pursuant to a declaration in accordance with Section 803 of this Agreement or the giving of a redemption notice pursuant to Section 301 of this Agreement, the Trustee shall transfer to the Bond Fund any funds remaining in the Construction Fund.


                                    ARTICLE V

                                    BOND FUND

         SECTION 501. CREATION OF BOND FUND. A special fund is hereby created and designated "Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) Bond Fund." The moneys in the Bond Fund shall be held by the Trustee in trust and applied as hereinafter provided and, pending such application, shall be subject to a lien and charge in favor, and for the further security, of the Holders until paid out or transferred as herein provided.

         SECTION 502. PAYMENTS INTO BOND FUND. There shall be deposited to the credit of the Bond Fund:

                  (i) all amounts paid by the Borrower under Sections 4.01, 8.01, 8.02 and 8.03 of the Loan Agreement for the payment of principal of, redemption premium, if any, and interest on the Bonds;

                  (ii) all amounts paid by the Guarantor under the Loan Agreement, from time to time, for the payment of the principal amount of, or interest on the Bonds;

                  (iii) any amount in the Construction Fund transferred to the Bond Fund in accordance with the provisions of Section 406 of this Agreement;

                  (iv) all amounts received by the Trustee from the exercise of remedies hereunder and under the Collateral Documents (net of expenses incurred by the Trustee); and

                  (v) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement, the Pledge Agreement or otherwise which are permitted or required, or are accompanied by directions from the Borrower, the Guarantor or the Authority that such moneys are to be paid into the Bond Fund

         The Trustee shall establish a separate account or subaccount within the Bond Fund corresponding to the source of moneys specified in this Section 502 for each deposit made into the Bond Fund so that the Trustee may at all times ascertain the source and date of deposit of the funds in each such account or subaccount.

         The Trustee is authorized to receive at any time payments from the Borrower or the Guarantor pursuant to the Loan Agreement or otherwise, for deposit in the Bond Fund.

         SECTION 503. USE OF MONEYS IN BOND FUND. Except as otherwise provided in this Agreement or the Pledge Agreement, moneys in the Bond Fund shall be used solely for the payment of the principal (whether at maturity or upon acceleration or redemption or otherwise) of, and premium, if any, and interest due or to become due on the Bonds.

         On each Interest Payment Date, the Trustee shall withdraw from the Bond Fund moneys deposited to the credit of the Bond Fund pursuant to Section 502 hereof, and remit by first class mail or by wire transfer, if applicable, as provided in Section 203 of this Agreement, to each Holder the amounts required for paying the interest on the Bonds as such interest becomes due and payable. On or before each Interest Payment Date on which the payment of principal, and premium, if any, becomes due and payable, the Trustee shall withdraw from the Bond Fund and set aside or deposit in trust sufficient moneys for paying the principal of and redemption premium, if any, on all Bonds as such principal and premium, if any, become due, whether at maturity, upon acceleration or redemption or otherwise.

         Any moneys received by the Trustee pursuant to the Pledge Agreement from insurance, casualty or condemnation proceeds or otherwise, will be applied as set forth in the Pledge Agreement.

         Any provision in this Agreement to the contrary notwithstanding, no payment of the principal of and premium, if any, and interest on Bonds held by or on behalf of the Borrower shall be made by the Trustee.

         Any profit realized from the investment of moneys deposited to the credit of the Bond Fund may be withdrawn by the Borrower.

         SECTION 504. APPLICATION AND PLEDGE OF MONEYS IN THE BOND FUND. Subject to the terms and conditions set forth in this Agreement, and except as otherwise provided in Section 503 hereof, moneys held for the credit of the Bond Fund shall be held in trust and disbursed by the Trustee for (a) the payment of interest on the Bonds issued hereunder, other than Bonds held by the Borrower, as such interest becomes due and payable, or (b) the payment of the principal of such Bonds, other than Bonds held by the Borrower, as such principal becomes due and payable, or (c) the payment of the redemption price of such Bonds, other than Bonds held by the Borrower, before their respective maturities, or (d) subject to the prior payment in full or provision for payment in full of the amounts described in the preceding clauses (a), (b) and (c), the payment of the principal of or premium, if any, or interest on the Bonds issued thereunder and held by or on behalf of the Borrower as the same becomes due and payable, and such moneys are hereby pledged to secure, and are charged with, the payments mentioned in this Section.

         SECTION 505. MONEY WITHDRAWN FROM BOND FUND HELD IN TRUST. All money which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption or for the purpose of paying any interest on the Bonds hereby secured, shall be held in trust for the respective Holders of such Bonds. Any money that is so withdrawn or set aside and that remains unclaimed by the Holders for a period of two (2) years after the date on which such Bonds shall have become due and payable may, be paid by the Trustee to the Borrower, as a Borrower Representative shall direct, and thereafter the Holders shall look only to the Borrower for payment and then only to the extent of the amount so received without any interest thereon, and the Authority and the Trustee shall have no responsibility with respect to such money. Until paid to the Borrower, any moneys so withdrawn or set aside shall remain uninvested.

         SECTION 506. CANCELLATION OF BONDS UPON PAYMENT. All Bonds paid, redeemed, or purchased by or on behalf of the Borrower, either at or before maturity, shall be delivered to the Trustee when such payment, redemption or purchase is made, and such Bonds shall be cancelled. All Bonds cancelled under any of the provisions of this Agreement shall be held by the Trustee until such time as they are destroyed by the Trustee. The Trustee shall execute a certificate in quadruplicate describing the details of all Bonds so destroyed, and an executed certificate shall be filed with each of the Authority, the Guarantor and the Borrower and the other executed certificate shall be retained by the Trustee.

                                   ARTICLE VI
                 DEPOSITARIES OF MONEYS, SECURITY FOR DEPOSITS
                            AND INVESTMENT OF FUNDS

         SECTION 601. SECURITY FOR DEPOSITS. All moneys deposited with the Trustee under the provisions of this Agreement, the Loan Agreement or the Collateral Documents shall be held in trust and applied only in accordance with the provisions of this Agreement and shall not, except as otherwise provided in Section 902 of this Agreement, be subject to lien or attachment by any creditor of the Authority or the Borrower. Such money shall be held in trust and applied in accordance with the provisions of this Agreement.

         All moneys deposited with the Trustee under this Agreement, the Loan Agreement or the Collateral Documents in excess of the amount guaranteed by the Federal Deposit Insurance Corporation or any successor or similar federal agency shall be continuously secured for the benefit of the Authority and the Holders of the Bonds, either (a) by lodging with a bank or trust company approved by the Authority and by the Trustee, as custodian or, if then permitted by law, by setting aside under control of the trust department of the bank holding such deposit, as collateral security, Government Obligations or, with the approval of the Trustee, other marketable securities eligible as security for the deposit of trust funds under regulations of the Comptroller of the Currency of the United States of America or applicable Commonwealth law or regulations, having a market value (exclusive of accrued interest) not less than the amount of such deposit, or (b) if the furnishing of security as provided in clause (a) above is not permitted by applicable law, in such other manner as may then be required or permitted by applicable Commonwealth or federal laws and regulations regarding the security for, or granting a preference in the case of, the deposit of trust funds; provided, however, that it shall not be necessary for the Trustee to give security for any moneys which shall be represented by the investments purchased under the provisions of this Article as an investment of such moneys.

         Subject to the provisions of Section 602, all money deposited with the Trustee shall be credited to the particular fund or account to which such money belongs.

         SECTION 602. INVESTMENT OF MONEYS. Moneys held for the credit of all funds and accounts established hereunder, except as provided in Article XIII hereof, shall be invested and reinvested by the Trustee in such investments, including but not limited to deposits, investment agreements or other obligations of the Borrower, the Guarantor or any of their respective Affiliates or subsidiaries, as directed by a Borrower Representative, or if no such instruction is given, such moneys shall remain uninvested. Any such investment shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.

         Investment obligations credited to any fund or account established under this Agreement shall be held by or under the control of the Trustee and while so held shall be deemed at all times to be part of such fund or account, and any interest accruing on and any profit realized therefrom shall be credited to such fund or account and any loss resulting from such investment shall be charged to such fund or account. Neither the Trustee nor the Authority shall be liable or responsible for any loss resulting from any such investment, which shall be the sole responsibility of the Borrower.

         The Trustee shall sell at the best price attainable or reduce to cash a sufficient amount of such investment obligations whenever it shall be necessary to do so in order to provide money to make any payment or transfer of money from any such fund or account. The Trustee shall not be liable or responsible for any loss resulting from any such investment.

         Whenever a payment or transfer of money between two or more of the funds or accounts established pursuant to Articles IV and V of this Trust Agreement is permitted or required, such payment or transfer may be made in whole or in part by transfer of one or more investment obligations.

                                  ARTICLE VII
                      PARTICULAR COVENANTS AND PROVISIONS


         SECTION 701. COVENANT TO PAY BONDS; BONDS LIMITED OBLIGATIONS OF AUTHORITY. The Authority covenants that it will cause to be paid, when due, the principal of, and redemption premium, if any, and interest on the Bonds on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof; provided, that it is understood that such obligations are not general obligations of the Authority but are limited obligations payable solely from the payments required to be made by the Borrower and the Guarantor under the Loan Agreement, any other revenues and funds derived under the Loan Agreement and the money attributable to proceeds of the Bonds and the income from the investment thereof, proceeds derived from the exercise of remedies under the Collateral Documents, and not from any other source or fund. Any amount in the Bond Fund available for any payment of the principal of and premium, if any, or interest on the Bonds shall be credited against any amount required to be caused by the Authority so to be paid. Except as in this Agreement otherwise provided, such principal, premium and interest are payable solely from the payments required to be made by the Borrower under Section 4.01 of the Loan Agreement and from any other revenues and funds derived under the Loan Agreement and this Agreement to the extent provided herein, which payments under the Loan Agreement, proceeds, revenues and funds to the extent provided in this Agreement are hereby pledged to the payment thereof in the manner and to the extent hereinabove particularly specified.

         The Bonds issued under the provisions of this Agreement and the premium, if any, and interest thereon shall not constitute an indebtedness of either the Commonwealth or any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any of such political subdivisions, other than the Authority, shall be liable thereon, but the Bonds shall be payable solely from the revenues and proceeds provided therefor, and the Authority is not obligated to pay the Bonds or the premium, if any, or interest thereon except from the revenues, property and proceeds pledged therefor.

         SECTION 702. COVENANT TO PERFORM AND AUTHORITY OF THE AUTHORITY. The Authority shall faithfully perform at all times all of its covenants, undertakings, and agreements contained in this Agreement, in any Bond executed, authenticated and delivered hereunder, or in any proceedings of the Authority pertaining thereto and filed with the Trustee and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of the Loan Agreement on its part to be observed or performed. The Authority represents that it is duly authorized under the Constitution and laws of the Commonwealth, particularly the Act, to issue the Bonds authorized hereby, to enter into this Agreement and the Pledge Agreement, to assign the Loan Agreement and the Pledge Agreement and to pledge the payments, receipts, proceeds and other funds derived from the Loan Agreement in the manner and to the extent herein set forth as security for the Bonds; that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement, the Loan Agreement and the Pledge Agreement has been duly and effectively taken; and that such Bonds in the hands of the Holders thereof are and will be valid and enforceable limited obligations of the Authority according to the tenor and import thereof.

         SECTION 703. COVENANT AS TO THE LOAN AGREEMENT AND THE COLLATERAL DOCUMENTS. The Authority covenants that it will fulfill its obligations, and that it will require the Borrower to perform its duties and obligations under the Loan Agreement and the Collateral Documents. The Authority shall promptly notify the Trustee, the Guarantor and the Borrower of any actual or alleged Event of Default of which it has knowledge and shall not execute or agree to any change, amendment, modification or supplement to this Agreement, the Collateral Documents or the Loan Agreement, except as is provided in the Loan Agreement and this Agreement. The Authority shall administer the Loan Agreement and the Collateral Documents in accordance with their terms and shall not agree to any reduction, abrogation, waiver, diminution or other modification in any manner and to any extent whatsoever of the obligation of the Borrower or the Guarantor to make the payments required under Section 4.01 of the Loan Agreement and otherwise as provided in the Loan Agreement.

         SECTION 704. COVENANT TO PERFORM FURTHER ACTS. The Authority covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such agreements supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging unto the Trustee all and singular the payments and any other revenues and other funds pledged hereby to the payment of the principal of and premium, if any, and interest on the Bonds.

         SECTION 705. TRUSTEE MAY ENFORCE AUTHORITY'S RIGHTS UNDER LOAN AGREEMENT. The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Authority, the Borrower and the Guarantor, including a provision in Section 9.11 thereof that subsequent to the issuance of the Bonds and prior to

Payment of the Bonds, the Loan Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with this Agreement, and reference is hereby made to the Loan Agreement for a detailed statement of said covenants and obligations of the Borrower and the Guarantor under the Loan Agreement, and the Authority agrees that the Trustee, subject to the provisions of the Loan Agreement and this Agreement reserving certain rights to the Authority and respecting actions by the Trustee in its name or in the name of the Authority, may enforce all rights of the Authority and all obligations of the Borrower and the Guarantor under and pursuant to the Loan Agreement and the Collateral Documents for and on behalf of the Bondholders whether or not the Authority is in default hereunder.

                                  ARTICLE VIII
                              DEFAULT AND REMEDIES

         SECTION 801. EXTENSION OF INTEREST. In case the time for the payment of the interest on any Bond shall be extended, whether or not such extension be by or with the consent of the Authority, such interest shall not be entitled in case of default hereunder to the benefit or security of this Agreement except subject to the prior payment in full of the principal of all Bonds then outstanding and of all interest the time for the payment of which shall not have been extended.

         SECTION 802. DEFAULTS. Each of the following events is hereby declared an Event of Default:

                  (a) payment of the principal of any of the Bonds shall not be made when the same shall become due and payable, whether at maturity or by proceedings for redemption, acceleration or pursuant to an Amortization Requirement or otherwise; or

                  (b) payment of any installment of interest on any of the Bonds shall not be made when the same shall become due and payable and such failure to pay interest shall continue for a period of five (5) days; or

                  (c) the Borrower or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of itself or of any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or

                  (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or the Guarantor or of any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                  (e) an event of default under the Loan Agreement as defined in Section 7.01 thereof (other than an event of default described in clauses (a), (b), (c) or (d) above) shall have occurred, and such event of default shall not have been remedied or waived.

         SECTION 803. ACCELERATION OF MATURITIES. (a) Upon the happening and continuance of any Event of Default, the Trustee may, and upon the written request of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall, by a notice in writing to the Authority, the Borrower and the Guarantor, declare the principal of all of the Bonds then outstanding (if not then due and payable), to be immediately due and payable, and upon such declaration the same shall become and be immediately due and payable after the date of such notice, anything contained in the Bonds or in this Agreement to the contrary notwithstanding.

                  (b) If at any time after the principal of Bonds shall have been so declared to be due and payable, and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under this Agreement, moneys shall have accumulated in the Bond Fund sufficient to pay the principal of all Bonds then outstanding (except the principal of any Bonds then due and payable only because of a declaration under this Section 803 and the interest accrued on such Bonds since the last Interest Payment Date to which interest shall have been paid or duly provided for), interest on overdue installments of interest (to the extent permitted by law) at the rate or rates then borne by the Bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee and all other amounts then payable by the Authority hereunder shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or provision contained in the Bonds or in this Agreement (other than a default in the payment of the principal of such Bonds then due and payable only because of a declaration under this Section 803), shall have been cured or waived as provided in
         Section 814 of this Agreement, then and in every such case the Trustee, upon the written direction of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding, by a notice in writing to the Authority, the Guarantor and the Borrower, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon. Promptly after any such declaration under subsection (a) of this Section 803, the Trustee shall cause a notice thereof to be mailed, first class, postage prepaid to all Bondholders. Failure to mail any such notice, or any defect in any notice so mailed, shall not affect the proceedings for such declaration.

         SECTION 804. ENFORCEMENT OF REMEDIES. Upon the happening and continuance of any Event of Default specified in Section 802 hereof and the acceleration of the Bonds as provided in Section 803 hereof, then and in every such case the Trustee may, and upon the written direction of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding hereunder, shall proceed, subject to the provisions of Section 902 hereof, to protect and enforce its rights and the rights of the Bondholders under applicable laws, under the Loan Agreement, the Collateral Documents and this Agreement by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained therein or herein or in aid or execution of any power therein or herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights.

         In the enforcement of any remedy under this Agreement, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for, enforce payment of and recover judgment for, any and all amounts then or after any default becoming, and at any time remaining, due from the Authority for principal, premium, if any, interest or otherwise under any of the provisions of this Agreement or of the Bonds and unpaid, with interest, to the extent permitted by law, on overdue payments of principal, premium, if any, and interest at the rate or rates of interest specified in the Bonds, together with any and all costs and expenses of collection and of all proceedings hereunder and under the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce any judgment or decree against the Authority, but solely as provided herein and in the Bonds, for any portion of such amounts remaining unpaid, and interest, costs and expenses as above provided, and to collect (but solely from moneys in the Bond Fund and any other moneys available for such purpose), in any manner provided by law, the moneys adjudged or decreed to be payable.

         SECTION 805. TRUSTEE MAY FILE CLAIM IN BANKRUPTCY. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Authority, the Borrower or the Guarantor or to property of the Authority, the Borrower or the Guarantor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Borrower for the payments equal to overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,


                  (i) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, custodian, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 902 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

         SECTION 806. PRO RATA APPLICATION OF FUNDS. Anything in this Agreement to the contrary notwithstanding, if at any time the moneys in the Bond Fund to the extent Bondholders have a right to such funds under this Agreement, shall not be sufficient to pay the principal amount of or interest on the Bonds as the same shall become due and payable (either by their terms or by acceleration under the provisions of

Section 803 of this Article) such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this Article or otherwise, shall be applied, following the satisfaction of any payments due to the Trustee under the provisions of Sections 902 and 906 of this Agreement, as follows:

                  (a) If the principal amount of all the Bonds shall not have become due and payable or shall not have been declared due and payable, all such moneys shall be applied:

                           first: to the payment to the persons entitled thereto
                  of all installments of interest then due and payable in the order in which such installments became due and payable, with interest on such installments of interest, to the extent permitted by law, at the rate of such interest from the respective dates upon which such installments became due and payable, and, if the amount available shall not be sufficient to pay in full any particular installment, together with interest thereon, then to the payment first of the interest on such installment, ratably, according to the amount of such interest due on such date, and then to the payment of such installment, ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds;

                           second: to the payment to the persons entitled
                  thereto of the unpaid principal of any Bonds which shall have become due and payable (other than Bonds




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

                  deemed to have been paid in accordance with Article XIII hereof) in the order of their due dates, with interest on the principal amount of such Bonds at the respective rates specified therein from the respective dates upon which such Bonds became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the Bonds due and payable on any particular date, together with such interest, then to the payment first of such interest, ratably, according to the amount of such interest due on such date, and then to the payment of such principal ratably, according to the amount of such principal due on such date, to the persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds; and

                           third: to the payment of the interest on and the
                  principal of the Bonds, and to the redemption of Bonds, all in accordance with the provisions of this Agreement.

                  (b) If the principal of all the Bonds shall have become due and payable or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal, premium, if any, and interest (including interest on any overdue installment of interest to the extent permitted by law) then due upon the Bonds without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, interest and premium, if any, to the persons entitled thereto without any discrimination or privilege except as to any difference in the respective rates of interest specified in the Bonds.

         The provisions of subsections (a) and (b) of this Section are in all respects subject to the provisions of Section 801 hereof.

         Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future; the setting aside of such moneys in trust for the proper purpose shall constitute proper application by the Trustee; and the Trustee shall incur no liability whatsoever to the Authority, to any Bondholder or to any other person for any delay in applying any such moneys, so long as the Trustee acts diligently, having due regard to the circumstances, and ultimately applies the same in accordance with such provisions of this Agreement as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of



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

the fixing of any such date, and shall not be required to make payment to the Holder of any Bond until such Bond shall be surrendered to the Trustee for appropriate endorsement, or for cancellation if fully paid.

         SECTION 807. EFFECT OF DISCONTINUANCE OF PROCEEDINGS. In case any proceeding taken by the Trustee on account of any default shall have been discontinued or abandoned for any reason, then, and in every such case, the Authority, the Trustee, the Guarantor, the Borrower and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no proceeding had been taken.

         SECTION 808. HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF BONDS MAY CONTROL PROCEEDINGS. Anything in this Agreement to the contrary notwithstanding (but subject, however, to Sections 803 and 804 hereof), the Holders of a majority in aggregate principal amount of the Bonds then outstanding hereunder shall have the right, subject to the provisions of Sections 902 and 906 hereof, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings to be taken by the Trustee hereunder or exercising any trust or power conferred upon the Trustee, provided that (i) such direction shall not be otherwise than in accordance with law and the provisions of this Agreement, and
(ii) subject to the provisions of Section 901 hereof, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 809. RESTRICTIONS UPON ACTIONS BY INDIVIDUAL BONDHOLDER. No Holder of any of the Bonds shall have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust hereunder or for any other remedy hereunder unless such Holder previously shall have given to the Trustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted, and unless also the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall have made written request of the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its or their name, and unless, also, there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Agreement or to any other remedy hereunder provided that no such indemnity shall be required by the Trustee to exercise the remedy set forth in Section 803. It is understood and intended that,



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

except as otherwise above provided or provided in the immediately succeeding paragraph, no one or more Holders of the Bonds hereby secured shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Agreement, or to enforce any right hereunder except in the manner herein provided, that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of all Holders of such outstanding Bonds, and that any individual right of action or other right given to one or more of such Holders by law is restricted by this Agreement to the rights and remedies herein provided.

         Notwithstanding any other provision in this Agreement, the owner of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of and premium, if any, and interest on such Bond when due (whether at maturity, upon redemption or otherwise), and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such owner.

         SECTION 810. RECEIVER. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Agreement, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the payments under the Loan Agreement pending such proceedings, with such powers as the court making such appointment shall confer, whether or



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

not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds outstanding hereunder.

         SECTION 811. ACTIONS BY TRUSTEE. All rights of action and claims under this Agreement or under any of the Bonds secured hereby, enforceable by the Trustee, may be prosecuted and enforced by it without the possession of any of the Bonds or the production thereof in the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all of the Holders of such Bonds, subject to the provisions of this Agreement.

         SECTION 812. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee, or to the Holders of the Bonds, is intended to be exclusive of any other remedy or remedies herein provided, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or by law.

         SECTION 813. NO DELAY OR OMISSION CONSTRUED TO BE A WAIVER. No delay or omission of the Trustee, or of any Holder of the Bonds to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Agreement to the Trustee and the Holders of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

         SECTION 814. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in aggregate principal



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

amount of the Bonds then outstanding may on behalf of the Holders of all the Bonds then outstanding waive any past default under Section 802(e) hereof and its consequences except a default in respect of a covenant or provision of the Loan Agreement which under Article XII hereof cannot be modified or amended without the consent of the Holder of each outstanding Bond affected.

         Upon such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 815. NOTICE OF DEFAULT. If a default occurs hereunder and a trust officer of the Trustee has actual knowledge of such default, the Trustee shall give the Holders of the Bonds, the Borrower, the Guarantor and each Rating Agency notice of such default as and to the extent provided in the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 801(e) which in turn is due to any default specified in 7.01(c) or (d) of the Loan Agreement, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 816. UNDERTAKING FOR COSTS. All parties to this Agreement agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require,



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

in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than 10% in principal amount of the Bonds then outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond on or after the respective payment dates therefor expressed in such Bond (or, in the case of redemption, on or after the applicable redemption date).

                                   ARTICLE IX
                             CONCERNING THE TRUSTEE

         SECTION 901. ACCEPTANCE OF TRUSTS. The Trustee accepts and agrees to execute the trusts imposed upon it by this Agreement, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Agreement, to all of which the parties hereto and the respective Holders of the Bonds agree. The Trustee also accepts, and agrees to do and perform, the duties and obligations imposed upon it by and under the Loan Agreement, but only upon the terms and conditions set forth in the Loan Agreement and this Agreement.

         SECTION 902. TRUSTEE ENTITLED TO INDEMNITY. With the exception of
Section 803 hereof, the Trustee shall be under no obligation to institute any suit, or to take any remedial proceedings under this Agreement, the Collateral Documents or under the Loan Agreement, or to enter any appearance in or in any way defend against any suit, in which it may be made a defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder or under the Collateral Documents or the Loan Agreement until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without prior indemnity, and in such case the Authority shall reimburse and indemnify the Trustee from funds available therefor under the Collateral Documents or the Loan Agreement for all liabilities, costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith. The Trustee shall be paid interest on any funds advanced hereunder, at rates customarily charged by the Trustee, which rates shall in no event be less than the prime rate charged by the Trustee to commercial customers. Except as otherwise provided in Section 803 hereof, if the Authority shall fail to make such reimbursement or indemnification, the Trustee may reimburse or indemnify itself from any monies in its possession under the provisions of this Agreement and shall be entitled to a preference over any of the Bonds outstanding hereunder.


         SECTION 903. TRUSTEE NOT RESPONSIBLE FOR INSURANCE, TAXES OR EXECUTION OF THIS AGREEMENT BY THE AUTHORITY. The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Agreement by the Authority or the validity or sufficiency of the security provided hereunder or, except as to the authentication thereof, in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no obligation for failure to see that any such duties or covenants are so done or performed.

         SECTION 904. TRUSTEE NOT RESPONSIBLE FOR ACTS OF THE AUTHORITY OR APPLICATION OF MONIES APPLIED IN ACCORDANCE WITH THIS AGREEMENT. The Trustee shall not be liable or responsible because of the failure of the



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

Authority or the Borrower or of any of their employees or agents to make any collections or deposits or to perform any act herein required of the Authority or the Borrower or because of the loss of any monies arising through the insolvency or the act or default or omission of any other depositary in which such monies shall have been deposited under the provisions of this Agreement. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other monies deposited with it and paid out, withdrawn or transferred hereunder if such applications, payment, withdrawal or transfer shall be made in accordance with the provisions of this Agreement. The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

         SECTION 905. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. (a) Except during the continuance of an Event of Default specified in Section 802 of this Agreement,

                           One. The Trustee undertakes to perform such duties
                  and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement or the Loan Agreement against the Trustee; and

                           Two. In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or the Loan Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Loan Agreement.

                  (b) In case an event of default specified in Section 802 of this Agreement has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) None of the provisions of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                           One. This subsection shall not be construed to limit
                  the effect of subsection (a) of this Section;

                           Two. The Trustee shall not be liable for any error of
                  judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           Three. The Trustee shall not be liable with respect
                  to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate Principal amount of the Bonds then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of this Agreement; and

                           Four. No provision of this Agreement, the Loan
                  Agreement or the Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement or the Loan Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                  (e)      Except as otherwise above provided in this Section:

                           One. The Trustee may rely and shall be protected in
                  acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Bond, or other paper or document believed by it to be genuine and to be signed or presented by the proper party or parties;

                           Two. Whenever in the administration of this
                  Agreement, prior to the occurrence of an event of default specified in Section 802 hereof, the Trustee shall deem it desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matters (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of a Borrower Representative and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Agreement upon the faith thereof;

                           Three. The Trustee may consult with counsel of its
                  choice and at cost to the Borrower, and the advice of such counsel or any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           Four. The Trustee shall not be bound to make any
                  investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Bond, or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney; provided, however, that the aforesaid right of examination shall be exercised only upon such reasonable and necessary terms and conditions as the Borrower shall prescribe, which conditions shall be deemed to include, but not be limited to, reasonable notice and those conditions necessary to protect the Borrower's trade secrets and proprietary rights; and


                           Five. The Trustee may execute any of the trusts
                  or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder or under the Loan Agreement.

         (f) So long as the Trustee shall be responsible for the payment of Principal and interest on the Bonds, including payments incidental to a redemption pursuant to Article III of this Agreement, it shall comply with any and all withholding or information reporting requirements imposed by the applicable tax laws.

         SECTION 906. COMPENSATION. The Authority shall cause the Borrower to pay to the Trustee its reasonable fees and expenses in accordance with Section 4.04(a) of the Loan Agreement. The Trustee reserves the right to charge additional reasonable fees for additional services not contemplated in this Agreement as well as extraordinary services upon the occurrence and during the continuance of an Event of Default. Such additional fees will be reasonable and calculated based on the costs and expenses incurred by the Trustee and on the number of hours, employees and internal and external resources dedicated by the Trustee to such services. If the Borrower shall fail to make any payment required by this Section 906, the Trustee may, but shall be under no obligation to, make such payment from any monies in its possession under the provisions of this Agreement and shall be entitled to a preference therefor over any of the Bonds outstanding hereunder.

         SECTION 907. SEMI-ANNUAL STATEMENT OF FUNDS ON DEPOSIT. It shall be the duty of the Trustee, on or before July one (1), two thousand (2000), and semiannually thereafter, to file with the Authority, the Guarantor and the Borrower a statement setting forth in respect of the six (6) calendar months preceding the last Interest Payment Date:

         (a) the amount withdrawn or transferred by it and the amount deposited with it on account of each fund held by it under the provisions of this Agreement,

         (b) the amount on deposit with it at the end of such period to the credit of each such fund,

         (c) a brief description of all the obligations held by it as an investment of monies in each such fund,

         (d) the amounts applied to the payment, purchase or redemption of Bonds and a description of the Bonds so paid, purchased, or redeemed,

         (e) the amount applied to the payment of interest on the Bonds, and

         (f) any other information which the Authority, the Guarantor or the Borrower may reasonably request from time to time.

         All records and files pertaining to the Project and the trusts hereunder in the custody of the Trustee shall be open at all reasonable times to the inspection of the Authority, the Guarantor and the Borrower and their agents and representatives.

         SECTION 908. NOTICE OF DEFAULT. Except upon the happening of any event of default specified in clause (a) or (b) of Section 802, the Trustee shall not be obliged to take notice or be deemed to have notice of any event of default hereunder or under the Loan Agreement, unless specifically notified in writing of such event of default by the Holders of not less than twenty-five percent (25%) in aggregate Principal amount of the Bonds hereby secured and then out standing.

         SECTION 909. TRUSTEE MAY BE A BONDHOLDER. The bank, national banking association, or trust company acting as Trustee under this Agreement, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in the capacity of a Bondholder in any action which any Bondholder may be entitled to take with like effect as if such bank or trust company were not the Trustee under this Agreement, may engage, as principal or agent, or be interested in any financial or other transaction with the Authority or the Borrower, may maintain any and all other general banking and business relations with the Authority with like effect and in the same manner as if the Trustee were not a party to this Agreement, and may act as depository, trustee or agent for any committee or body of Holders of the Bonds issued under and secured by this Agreement or other obligations of the Authority with like effect and in the same manner as if the Trustee were not a party to this Agreement; and no implied covenant shall be read into this Agreement against the Trustee in respect of such matters.

         SECTION 910. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals, statements and representations contained herein and in the Bonds (excluding the Trustee's certificates of authentication on the Bonds) shall be taken and construed as made by and on the part of the Authority and not by the Trustee, and the Trustee shall not be under any responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Loan Agreement, the Collateral Documents or of the Bonds. The Trustee shall not be accountable for the use or application, other than as herein provided, of any of the proceeds of the Bonds.

         SECTION 911. TRUSTEE NOT RESPONSIBLE FOR RECORDING. The Trustee shall not be under any obligation to see to the recording or filing of this Agreement, the Loan Agreement, the Collateral Documents or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.

         SECTION 912. TRUSTEE MAY RELY ON CERTIFICATES. The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Agreement, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, Bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to and in accordance with the provisions of the Loan Agree ment, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statement contained or matters referred to in any such instrument.

         SECTION 913. QUALIFICATION OF THE TRUSTEE. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, the Commonwealth or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least FIFTY MILLION DOLLARS ($50,000,000), subject to supervision or examination by federal, Commonwealth or state authority, and having its principal trust office in the Commonwealth or in one of the states of the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 914 hereof.

         SECTION 914. DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement.

         SECTION 915. RESIGNATION AND REMOVAL OF TRUSTEE.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 916 hereof.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Authority, the Borrower and the Guarantor. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by demand of the Holders of a majority in Principal amount of the Bonds then outstanding, signed in person by such Holders or by their attorneys, legal representatives or agents and delivered to the Trustee, the Authority, the Guarantor and the Borrower (such demand to be effective only when received by the Trustee, the Authority, the Guarantor and the Borrower).

                  (d)      If at any time:

                           one.    The Trustee shall fail to comply with
                  Section 914(a) hereof and shall fail to resign after written request therefor by the Borrower or by any Bondholder who shall have been a bona fide Bondholder for at least six (6) months, or

                           two.     The Trustee shall cease to be eligible under
                  Section 913 hereof and shall fail to resign after written request therefor by the Borrower, the Guarantor or by any Bondholder who shall have been a bona fide Bondholder for at least six months, or three.  The Trustee shall become incapable of acting
                  or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Authority, the Guarantor or the Borrower may remove the Trustee, or (ii) subject to
                  Section 802 hereof, any Bondholder who has been a bona fide Bondholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Authority with the approval of the Borrower and the Guarantor shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an instrument or concurrent instruments in writing executed by the Holders of a majority in Principal amount of the Bonds then outstanding delivered to the Authority, the Borrower, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith, but only upon receipt of the written approval of such proposed successor Trustee by the Guarantor and upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Authority and approved by the Borrower and the Guarantor. If no successor Trustee shall have been so appointed by the Authority and approved by the Borrower or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Authority shall give written notice by first class mail, postage prepaid, of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Bondholders. Each notice shall include the name and address of the corporate trust office of the successor Trustee.

         SECTION 916. SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Authority and the Borrower, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessors; but such predecessor shall, nevertheless, on the written request of its successor or of the Authority and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 906 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and monies held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 902 and 906 hereof. Should any instrument in writing from the Authority be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Authority.

         Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Agreement and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee, may be converted, merged or consolidated, or to which the corporate trust business assets as a whole or substantially as a whole of such bank or trust company may be sold, shall be deemed the successor of the Trustee without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 917. PREFERENTIAL COLLECTION OF CLAIMS AGAINST BORROWER OR GUARANTOR. If and when the Trustee shall be or become a creditor of the Borrower or the Guarantor (or any other obligor upon the Bonds), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Borrower or the Guarantor (or any such other obligor).

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         SECTION 918. COMMUNICATION TO BONDHOLDERS. (a) If three (3) or more
Holders of Bonds (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Bonds with respect to their rights under this Agreement or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after receipt of such application, at its election, either

                  (i) afford such applicants access to the registration books kept by the Trustee under the provisions of Section 206 hereof, or

                  (ii) inform such applicants as to the approximate number of Holders of Bonds whose names and addresses appear in said registration books, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to said registration books, the Trustee shall, upon the written request of such applicants, mail to each Bondholder a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing on the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (b) Each and every Bondholder, by receiving and holding the same, agrees with the Authority and the Trustee that neither Authority nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Bondholders in accordance with Section 918(a), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 918(a).

         SECTION 919. REPORTS BY TRUSTEE. (a) The Trustee shall transmit to the Bondholders such reports concerning the Trustee and its actions under this Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed, if any, and also with the Commission. The Authority will cause the Borrower to notify the Trustee when the bonds are listed on any stock exchange.

         SECTION 920. REPORTS OF BORROWER AND GUARANTOR. (a) The Authority will cause the Borrower and the Guarantor to file with the Trustee and the Commission, and transmit to Bondholders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

                  (b) The Borrower and the Guarantor will deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Guarantor ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Borrower or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Borrower or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (c) Promptly after the execution and delivery of this Agreement and of each supplement to this Agreement, the Borrower and the Guarantor will furnish the Trustee with an Opinion of Counsel, stating that in the opinion of such counsel this Agreement or such supplement, as the case may be, has been properly recorded or filed for record so as to make effective of record the lien intended to be created and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to make such lien effective, and on or before November three (3) in each subsequent year the Borrower and the Guarantor will furnish the Trustee with an Opinion of Counsel, either stating that in the opinion of such counsel such action has been taken with respect to the recording or filing or rerecording or refiling of this Agreement and of each supplement as is necessary to maintain the lien of this Agreement of record, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

                  (d) To the extent applicable, the Authority shall cause the Borrower and the Guarantor to furnish to the Trustee such certificates or opinions of an engineer, appraiser or other expert as shall be required by the Trust Indenture Act in connection with any release of Property from the lien of the Mortgage in accordance with the Pledge Agreement.

         SECTION 921. MONEY HELD IN TRUST. Money held by the Trustee in trust under this Agreement need not be segregated from other funds except to the extent required by law. Subject to the provisions of Section 602 hereof, the Trustee shall be under no liability for interest on any money received by it under this Agreement except as otherwise agreed with the Authority or the Borrower.

         SECTION 922. CONTINUING DISCLOSURE. If the Guarantor fails to comply with any of the provisions of the Continuing Disclosure Agreement (as defined in Section 1.01 of the Loan Agreement), the Trustee may (and, at the request of the Underwriters or the Holders of at least twenty-five percent (25%) aggregate principal amount of Bonds, shall) or (if such Holder stipulates that no challenge is made to the adequacy of any information provided) any Holder (or if the Holder of any Bond is not the beneficial owner, the beneficial owner of any
Bond) may take actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Guarantor to comply with its obligations under Section 1.01 of the Loan Agreement.

                                   ARTICLE X


                  EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND

                          PROOF OF OWNERSHIP OF BONDS

         SECTION 1001. EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND PROOF OF OWNERSHIP OF BONDS. (a) Any request, direction, consent or other instrument in writing required or permitted by this Agreement to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders or their attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Agreement and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

                           (i) The fact and date of the execution by any person
                  of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution. Where such execution is by a person other than an individual such verification or affidavit shall also constitute sufficient proof of the authority of the signer.

                           (ii) The ownership of Bonds shall be proved by the
                  registration books kept under the provisions of Section 206 hereof.

                  Nothing contained in this Section shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of the Holder of any Bond shall bind every future Holder of the same Bond or any Bond issued in place of such Bond in relation to anything done by the Trustee in pursuance of such request or consent.

                  (b) If the Authority shall solicit from the Holders any request, direction, consent or other instrument in writing required or permitted by this Agreement to be signed or executed by Bondholders, the Authority may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, direction, consent or other instrument, but the Authority shall have no obligation to do so. If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Bonds have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Bonds shall be computed as of such record date; provided that no such consent by the Holders on such record date shall be deemed effective unless such consent shall become effective pursuant to the provisions of this Agreement not later than six (6) months after the record date.

                                   ARTICLE XI

                    SUPPLEMENTS AND AMENDMENTS TO AGREEMENT

         SECTION 1101. SUPPLEMENTS AND AMENDMENTS NOT REQUIRING BONDHOLDER CONSENT. The Authority and the Trustee may, without the consent or approval of, or notice to, any of the Bondholders, at any time and from time to time, enter into such supplements and amendments to this Agreement, in form satisfactory to the Trustee, as shall not, in the opinion of the

         Trustee, be detrimental to the interests of the Bondholders (which supplements and amendments shall thereafter form a part hereof):

                  (a) to cure any ambiguity or formal defect or omission or to make any other changes with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or

                  (b) to grant to or confer upon the Trustee for the benefit of the Bondholders, any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee, or

                  (c) to add to the covenants of the Authority for the benefit of the Bondholders or to surrender any right or power herein conferred upon the Authority, or

                  (d) to add to this Agreement or any supplement or amendment hereto such other terms, conditions and provisions as may be required by the Trust Indenture Act or similar federal statute.

         SECTION 1102. SUPPLEMENTS AND AMENDMENTS REQUIRING CONSENT OF HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF BONDS. With the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, the Authority and the Trustee may, from time to time and at any time, enter into supplements and amendments to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplement or amendment to this Agreement or of modifying in any manner the rights of the Holders of the Bonds; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of each Bondholder affected, (a) an extension of the time for the payment of the principal of and premium, if any, or the interest on any Bond, or (b) a reduction in the principal amount of any Bond or the redemption premium or the rate of interest thereon, or (c) the creation of any lien or security interest with respect to the Loan Agreement or the payments thereunder, other than the lien created by this Agreement, or (d) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (e) a reduction in the aggregate principal amount of the Bonds required for consent to such supplement or amendment or any waiver hereunder. Nothing herein contained, however, shall be construed as making the approval by Bondholders of the execution of any supplemental agreement as authorized in Section 1001 hereof.

         It shall not be necessary for the consent of the Holders of Bonds under this Section to approve the particular form of any proposed supplement or amendment but it shall be sufficient if such consent shall approve the substance thereof.

         If at any time the Authority shall request the Trustee to enter into any supplement or amendment to this Agreement for any of the permitted purposes of this Section, the Trustee shall, at the expense of the Authority, cause notice of the proposed execution of such supplement or amendment to be mailed, postage prepaid, to all Bondholders. Such notice shall briefly set forth the nature of the proposed supplement or amendment and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail the notice required by this Section, and any such failure or any defect in such notice shall not affect the validity of such supplement or amendment when consented to as provided in this Section.

         Whenever, at any time within one (1) year after the date of the mailing of such notice, the Authority shall deliver to the Trustee an instrument or instruments in writing purporting to be executed by the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding, which instrument or instruments shall refer to the proposed supplement or amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon, but not otherwise, the Trustee may execute such supplement or amendment in substantially such form, without liability or responsibility to any Holder of any Bond, whether or not such Holder shall have consented thereto.

         If the Holders of not less than a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of such supplement or amendment or any record date established in connection therewith pursuant to
Section 1001(b) hereof shall have consented to and approved the execution as herein provided, no Holder of any Bond shall have any right to object to the execution of such supplement or amendment, or to object to any of the terms and provisions contained therein or the operation thereof or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing the same or from taking any action pursuant to the provisions thereof.

         SECTION 1103. SUPPLEMENTS AND AMENDMENTS DEEMED PART OF AGREEMENT. The Trustee is authorized to join with the Authority in the execution of any supplement or amendment herein provided. Any supplement or amendment to this Agreement executed in accordance with the provisions of this Article shall thereafter form a part of this Agreement, and all of the terms and conditions contained in any such supplement or amendment as to any provision authorized to be contained therein shall be and shall be deemed to be part of the terms and conditions of this Agreement for any and all purposes. Upon the execution of any supplement or amendment to this Agreement pursuant to the provisions of this Article, this Agreement shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Agreement of the Authority, the Trustee and all Holders of Bonds then outstanding shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. In case of the execution and delivery of any supplement or amendment, express reference may be made thereto in the text of any Bonds issued thereafter, if deemed necessary or desirable by the Trustee.

         SECTION 1104. DISCRETION OF TRUSTEE IN ENTERING INTO SUPPLEMENTS AND AMENDMENTS. In each and every case provided for in this Article, the Trustee shall not be obligated to execute any proposed supplement or amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Authority, the Borrower or to any Bondholder or to anyone whomsoever for its refusal in good faith to enter into any such supplement or amendment if such supplement or amendment is deemed by it to be contrary to the provisions of this Article.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any counsel, as conclusive evidence that any such proposed supplement or amendment does or does not comply with the provisions of this Agreement, and that it is or is not proper for it, under the provisions of this Article, to join in the execution of such supplement or amendment.

         SECTION 1105. CONSENT OF BORROWER AND THE GUARANTOR REQUIRED. Anything herein to the contrary notwithstanding, any amendment, modification or supplement to this Agreement pursuant to this Article XI shall not become effective unless and until the Borrower and the Guarantor shall have consented thereto in writing.

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                                  ARTICLE XII

                         SUPPLEMENTS AND AMENDMENTS TO

                 THE LOAN AGREEMENT AND THE COLLATERAL DOCUMENTS

         SECTION 1201. SUPPLEMENTS AND AMENDMENTS NOT REQUIRING CONSENT. The Authority, the Borrower and the Guarantor may enter into, and the Trustee may consent to, from time to time and at any time, such amendments and supplements to the Loan Agreement and the Collateral Documents, in form satisfactory to the Trustee, as shall not be inconsistent with the terms and provisions thereof and, in the opinion of the Trustee shall not be detrimental to the interests of the Bondholders (which supplements and amendments shall thereafter form a part thereof),

                  (a)      to identify more precisely the Project, or

                  (b) to cure any ambiguity or formal defect or omission in the Loan Agreement or the Collateral Documents or in any supplement thereto, or

                  (c) to grant to or confer upon the Authority or Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Authority, the Bondholders or the Trustee, or

                  (d) to add to the covenants of the Borrower or the Guarantor, for the benefit of the Bondholders or to surrender any right or power therein conferred upon the Borrower or the Guarantor, or

                  (e) to make any other change to the Loan Agreement which, in the judgment of the Trustee, will not restrict, limit or reduce the obligation of the Borrower or the Guarantor to make the payments under the Loan Agreement required to pay the principal of or interest on the Bonds, or otherwise impair the security of the Bondholders under this Agreement or the Collateral Documents, provided such action shall not materially adversely affect the interests of the

         Bondholders, or

                  (f) to implement the provisions of Section 5 of the Pledge Agreement, including by executing such consents and releases as shall be required by the Borrower and contemplated in such Section 5.

         SECTION 1202. SUPPLEMENTS AND AMENDMENTS REQUIRING CONSENT OF HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF BONDS. Except for supplements or amendments provided for in Section 1201, the Authority shall not enter into and the Trustee shall not consent to any supplement or amendment to the Loan Agreement or the Collateral Documents unless notice of the proposed execution of such supplement or amendment shall have been given to the Holders and the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have consented to and approved the execution thereof, all as provided for in Section 1102 hereof in the case of supplements and amendments to this Agreement and with the same effect as provided in Section 1103; provided that the Trustee shall be entitled to exercise its discretion in consenting or not consenting to any such supplement or amendment, and to rely on an Opinion of Counsel, in the same manner as provided for in Section 1104 hereof in the case of supplements and amendments to this Agreement.

         SECTION 1203. CONSENT OF TRUSTEE REQUIRED. Anything herein to the contrary notwithstanding, any such supplement or amendment pursuant to this
Article XII shall not become effective unless and until the Trustee shall have consented thereto in writing.

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                                  ARTICLE XIII

                                   DEFEASANCE

         SECTION 1301. DEFEASANCE. If there is paid or caused to be paid from the Bond Fund to the Holders of all of the Bonds secured hereby the principal of, premium, if any, and interest which is and shall thereafter become due and payable thereon, together with all other sums payable hereunder by the Authority, then and in that case the rights, title and interest of the Trustee hereunder shall cease and terminate, and such Bonds shall cease to be entitled to any lien, benefit or security under this Agreement. In such event, the Trustee shall transfer and assign to the Borrower all property then held by the Trustee, shall execute such documents as may be reasonably required by the Authority or the Borrower to evidence such transfer and assignment and shall turn over to the Borrower any surplus in the Bond Fund and any balance remaining in the Construction Fund. If the Authority shall pay or cause to be paid to the Holders of less than all of the outstanding Bonds the principal of, premium, if any, and interest which is and shall thereafter become due and payable upon such Bonds, such Bonds, or portions thereof, shall cease to be entitled to any lien, benefit or security under this Agreement.

         Any outstanding Bond, or any portion thereof in the principal amount of FIVE THOUSAND DOLLARS ($5,000) or any multiple thereof, shall be deemed to have been paid within the meaning and with the effect expressed in this Section 1301 when the whole amount of the principal of, premium, if any, and interest on such Bond shall have been paid or when (a) in case said

Bonds or portions thereof have been selected for redemption in accordance with
Section 301 hereof prior to their maturity, the Borrower shall have given to the Trustee irrevocable instructions to give in accordance with the provisions of
Section 302 hereof notice of redemption of such Bonds, or portions thereof, (b) there shall be on deposit with the Trustee moneys or Defeasance Obligations which shall not contain provisions permitting the redemption thereof other than at the option of the holder, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which shall be sufficient to pay when due the principal of and interest due and to become due on said Bonds or portions thereof on or prior to the redemption date or maturity date thereof, as the case may be, (c) in the event said Bonds, or portions thereof, do not mature and are not to be redeemed within the next succeeding sixty (60) days, the Borrower shall have given the Trustee irrevocable instructions to give notice, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 302 hereof, to the Holders of said Bonds, or portions thereof, stating that the deposit of moneys or Defeasance Obligations required by clause (b) of this paragraph has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of and interest on said Bonds, or portions thereof, (d) the Trustee shall have received an opinion of counsel experienced in bankruptcy matters, satisfactory to the Trustee, the Guarantor and the Authority, to the effect that the payment to the Bondholders of the moneys described in clause (b) of this paragraph would not constitute a voidable preference under the provisions of the United States Bankruptcy Code in the event of an Act of Bankruptcy, and (e) the Trustee shall have received an Opinion of Counsel experienced in federal tax matters satisfactory to the Trustee and the Authority, to the effect that the deposit of the moneys or Defeasance Obligations described in clause (b) of this paragraph would not adversely affect the treatment of the interest received by Bondholders as income from sources within the Commonwealth for purposes of the Code or otherwise would not result in an Event of Taxability (assuming continuing compliance by the Borrower with the source of income covenants set forth in the Loan Agreement). Neither the moneys nor the Defeasance Obligations deposited with the Trustee pursuant to this Section nor principal or interest payments on any such obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on said Bonds, or portions thereof. If the Defeasance Obligations deposited with the Trustee pursuant to this Section are purchased with proceeds of refunding bonds issued by the Authority, such Defeasance Obligations must meet the requirements of the Act. If payment of less than all of the Bonds is to be provided for in the manner and with the effect expressed in this Section, the Trustee shall select such Bonds, or portions thereof, in the manner specified in Section 301 hereof for selection for redemption of less than all of the Bonds in the principal amounts designated to the Trustee by the Borrower.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         SECTION 1401. COVENANTS OF AUTHORITY BIND ITS SUCCESSORS. In the event of the dissolution of the Authority, all of the covenants, stipulations, obligations and agreements contained in this Agreement by or on behalf of or for the benefit of the Authority shall bind or inure to the benefit of the successor or successors of the Authority from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law.

         SECTION 1402. NOTICES. Any notice, demand, direction, request or other instrument authorized or required by this Agreement to be given to or filed with the Authority, the Trustee, the Borrower or the Guarantor shall be in writing and shall be deemed to have been sufficiently given or filed for all purposes of this Agreement if mailed, by registered mail, return receipt requested, postage prepaid, or if delivered by hand or by telecopier, with verification of receipt by the addressee, addressed as follows:

         If to the Authority: Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, c/o Government Development Bank for Puerto Rico, Minillas Government

Center, De Diego Avenue and Baldorioty de Castro, Stop 22, Santurce, Puerto Rico 00911, Attention: Executive Director.

         If to the Borrower: Doral Properties, Inc., 1159 Franklin D. Roosevelt Ave., San Juan, Puerto Rico 00920, Attention: Chief Executive Officer.

         If to the Trustee: Citibank, N.A., 252 Ponce de Leon Avenue, 2nd Floor, Hato Rey, Puerto Rico, 00918, Attention: Trust/Custody Department Head.

         If to the Guarantor: Doral Financial Corporation, 1159 Franklin D. Roosevelt Ave., San Juan, Puerto Rico 00920, Attention: Chief Executive Officer.

         With a copy in each case to: Standard & Poor's Ratings Service, 55 Water Street, New York, New York 10041, Moody's Investors Services, 99 Church Street, New York, New York 10007, and Duff & Phelps, 55 East Monroe Street, Chicago, Illinois, 60608.

         All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released in accordance with the provisions of the Agreement, subject at all reasonable times, during regular business hours and upon reasonable prior notice to the Trustee, to the inspection of the Authority and the Bondholders and the agents and representatives thereof.

         A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, the Trustee or the Guarantor, shall also be given to each of the others. The Authority, the Trustee, the Borrower and the Guarantor may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 1403. SUBSTITUTE MAILING. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Agreement, any manner of giving notice as shall be satisfactory to the Trustee and the Authority shall be deemed to be a sufficient giving of such notice.

         SECTION 1404. RIGHTS UNDER AGREEMENT. Except as herein otherwise expressly provided, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person other than the parties hereto, the Borrower, the Guarantor and the Holders of the Bonds any right, remedy or claim, legal or equitable, under or by reason of this Agreement or any provision hereof, this Agreement and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Borrower, the Guarantor and the Holders from time to time of the Bonds issued hereunder.

         SECTION 1405. SEVERABILITY. In case any one or more of the provisions of this Agreement or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or of the Bonds, but this Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in the Bonds or in this Agreement shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Authority to the full extent permitted by law.

         SECTION 1406. COVENANTS OF AUTHORITY NOT COVENANTS OF OFFICIALS INDIVIDUALLY. No covenant, stipulation, obligation or agreement contained herein or in the Bonds shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, agent or employee of the Authority in his individual capacity, and neither the members of the Board of Directors of the Authority nor any other officer of the Board of Directors of the Authority or the Authority executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No member of the Board of the Authority and no officer, agent or employee of the Board of the Authority shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Agreement.

         SECTION 1407. COMMONWEALTH LAW GOVERNS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

         SECTION 1408. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be any day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest on such payment shall accrue for the period after such date.

         SECTION 1409. HEADINGS NOT PART OF AGREEMENT. Any headings preceding the text of the several articles hereof, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, and they shall not affect its meaning, construction or effect.

                                   ACCEPTANCE

The appearing parties accept this Deed as drafted and confirm that the same has been drawn in accordance with their instructions.

         I, the Notary, hereby certify that the appearing parties read this Deed, and that I advised the appearing parties of their right to have witnesses present at its execution, which right they waived, and that I advised them of the legal effect of this Deed; and they acknowledged that they understood the contents of this Deed and such legal effect, and thereupon they signed this Deed before me, affixing their initials to each and every page thereof.

         I, the Notary, DO HEREBY ATTEST.


              (signed) Velmarie Berlingeri

              (signed) Kevin Szot

              (signed, sealed, marked and flourished) Jose Alberto Sosa Llorens

                                                                      EXHIBIT A

                        [FORM OF SERIAL AND TERM BONDS]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


         No. [RA--for Serial Bonds]    $
             [RB--for Term Bonds]

                            UNITED STATES OF AMERICA
                          COMMONWEALTH OF PUERTO RICO

             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
            AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY

                            INDUSTRIAL REVENUE BOND
                                 1999 SERIES A
                        (DORAL FINANCIAL CENTER PROJECT)


          INTEREST RATE             MATURITY DATE              CUSIP NO.
 ------------------------------------------------------------------------------



Date of Issuance: November 3, 1999

Principal Amount:                                   DOLLARS ($      )

Registered Owner: Cede & Co.

         Puerto Rico Industrial, Tourist, Educational, Medical and
Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Commonwealth"), for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to the Registered Owner mentioned above, or registered assigns or legal representatives, on the Maturity Date set forth above (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the corporate trust office of the Trustee (hereinafter mentioned), in the Municipality of San Juan, Puerto Rico, the Principal Amount set forth above in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the person (the "Holder") in whose name this Bond (or one or more Predecessor Bonds, as defined in the Trust Agreement hereinafter mentioned) is registered at the close of business on the fifteenth (15th) day (whether or not a Business Day) of the month immediately preceding an Interest Payment Date (hereinafter defined), by check mailed to the Registered Owner at his address as it appears on the registration books kept by the Trustee, interest on such Principal Amount from the Interest Payment Date next preceding the date of authentication to which interest shall have been paid, unless such date of authentication is an Interest Payment Date to which interest shall have been paid, in which case it shall bear interest from such date or unless authenticated prior to December 1, 1999, in which case this Bond shall bear interest from the Date of Issuance referred to above, monthly on the first
(1st) day of each month (each such date, an "Interest Payment Date"), commencing December 1, 1999, in like coin or currency, at the Interest Rate set forth above until payment of said Principal Amount. Interest is computed on the basis of a 360-day year of twelve 30-day months. As used herein, "Business Day" means any day of the year other than a Saturday, Sunday or other day in which commercial banks in the Commonwealth are generally closed for business to the public.

         This Bond and the interest thereon shall not be deemed to constitute an indebtedness of either the Commonwealth or any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any such political subdivisions, other than the Authority, shall be liable thereon, but this Bond shall be payable as to principal, redemption premium, if any, and interest solely from the special fund provided therefor as hereinafter set forth.

         This [Serial or Term] Bond is one of a duly authorized issue of industrial revenue bonds of the Authority in the aggregate principal amount of $44,765,000 , designated as "Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project)" (the "Bonds"), consisting of $5,345,000 aggregate principal amount of Serial Bonds (the "Serial Bonds") and $39,420,000 aggregate principal amount of Term Bonds (the "Term Bonds" and collectively with the Serial Bonds, the "Bonds"). The Bonds are being issued for the purpose of providing funds, together with other available funds, to (i) pay a portion of the Costs of the Project (as defined in the Loan Agreement hereinafter referred to), (ii) pay certain expenses incurred in connection with the authorization and issuance of the Bonds and
(iii) pay interest due on the Bonds during the first twenty-three Interest Payment Dates.

         The Bonds are parity obligations, except for differences in interest rates and, in certain instances, order of redemption, and are issued under and pursuant to a trust agreement, dated the Date of Issuance (said trust agreement together with all supplements and amendments thereto as therein permitted being hereinafter referred to as the "Trust Agreement"), between the Authority and Citibank, N.A., as trustee (said bank and any bank, banking association or trust company becoming successor trustee under the Trust Agreement being herein called the "Trustee"), a copy of which Trust Agreement is on file at the corporate trust office of the Trustee. Reference is hereby made to the Trust Agreement for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of payments under the Loan Agreement (hereinafter mentioned) and other revenues, a description of the funds charged with and pledged to the payment of the principal of, premium, if any, and interest on the Bonds, the nature and extent of the security for the Bonds, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Authority and of the Trustee and the rights of the Holders of the Bonds and by the acceptance of this Bond, the Holder hereof assents to all of the provisions of the Trust Agreement and the Loan Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Trust Agreement.

         This Bond is issued, and the Trust Agreement and the Loan Agreement were made and entered into, under and pursuant to the Puerto Rican Federal Relations Act and the Constitution and laws of the Commonwealth, including Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), and under and pursuant to resolutions duly adopted by the Authority.

         The Authority has entered into a loan and guaranty agreement, dated the Date of Issuance (said loan and guaranty agreement together with all supplements and amendments thereto as permitted by the Trust Agreement being hereinafter referred to as the "Loan Agreement"), with Doral Properties, Inc. (the "Borrower"), a Puerto Rico corporation, and Doral Financial Corporation (the "Guarantor"), a Puerto Rico corporation, under which the Authority has agreed to lend to the Borrower the proceeds of the Bonds, and, in consideration of the loan, the Borrower has agreed, among other things, to make payments to the Trustee in such amounts and at such times as are required to provide for timely payment of the principal of, redemption premium, if any, and interest on the Bonds and certain fees and expenses of the Authority and the Trustee. The Loan Agreement further obligates the Borrower to perform, observe and comply, or cause performance, observance and compliance, with certain covenants, conditions and agreements set forth in the Loan Agreement, including certain obligations respecting the use and operation of the Project for the purposes stated therein. The Loan Agreement provides that any payments in respect of the Bonds shall be made directly to the Trustee for the account of the Authority, and that the Borrower's obligation to make such payments shall be absolute and unconditional, without right of set-off for any reason. Under the Loan Agreement, the Guarantor has unconditionally guaranteed the Borrower's obligations thereunder, including the Borrower's payment obligations.

         Pursuant to the Trust Agreement, the Authority has, for the benefit of the owners of the Bonds, assigned and conveyed to the Trustee in trust the Authority's rights, title and interest in the Loan Agreement (subject to the reservation of certain rights of the Authority, including its rights to payment of certain expenses and to indemnity) and the payments thereunder and other revenues derived therefrom. The Trust Agreement further provides that any payments under the Loan Agreement are to be deposited with the Trustee to the credit of a special fund designated "Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) Bond Fund," which special fund is equally and ratably pledged to and charged with the payment of the principal of and interest all Bonds.

         The Bonds are additionally secured by the assignment by the Authority to the Trustee of its rights under a pledge of a mortgage note secured by a first mortgage on all of the real property where the Project will be located.

         The Bonds maturing on and after December 1, 2009 are subject to redemption prior to maturity, at the option of the Borrower, in whole or in part (as directed by the Borrower) on any date selected by the Borrower, on or after December 1, 2009, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date (the "Redemption Price"), plus a premium of 2% of such principal amount if redeemed on or prior to November 30, 2010, 1% if redeemed on or after December 1, 2010 and on or prior to November 30, 2011 and without premium if redeemed on December 1, 2011 and thereafter.

         The Bonds are subject to mandatory redemption in part, prior to maturity, to the extent of any Bond proceeds remaining in the Construction Fund, at a redemption price equal to the principal amount thereof as of the redemption date, plus accrued and unpaid interest up to the redemption date, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five days (45) days after the earlier of (i) the third anniversary of the Date of Issuance or such later date as may be approved by the Authority, (ii) the date of completion of the construction of the Project as that date is certified pursuant to the Loan Agreement, and
(iii) the receipt by the Trustee of a certificate signed by a Borrower Representative and approved by an Authority Representative to the effect that the Project will not be completed.

         The Bonds are subject to mandatory redemption in whole or in part to the extent required under the pledge agreement mentioned above upon the occurrence of an eminent domain, damage to or the destruction of the Project, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five (45) days after receipt by the Trustee of the notice delivered pursuant to Section 8.02(e) of the Loan Agreement and sufficient moneys to effect such redemption.

         The Bonds are subject to mandatory redemption in whole upon the occurrence of an Event of Taxability, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five (45) days after receipt by the Trustee of the notice delivered pursuant to Section 8.02(d) of the Loan Agreement.

         The Bonds are subject to mandatory redemption in whole upon the cessation of operations of the Project as an Industrial Facility within the meaning of the Act, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five (45) days after receipt by the Trustee of the notice delivered pursuant to Section 8.02(d) of the Loan Agreement.

         The Term Bonds maturing on December 1, 2014, are subject to mandatory redemption, in part, to the extent of the Amortization Requirements therefor set forth in the Trust Agreement, beginning on June 1, 2010, and each December 1 and June 1 thereafter at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium.

         The Term Bonds maturing on June 1, 2026, are subject to mandatory redemption, in part, to the extent of the Amortization Requirements therefor set forth in the Trust Agreement, beginning on June 1, 2015, and each December 1 and June 1 thereafter at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium.

         The Term Bonds maturing on December 1, 2029, are subject to mandatory redemption, in part, to the extent of the Amortization Requirements therefor set forth in the Trust Agreement, beginning on December 1, 2026, and each June 1 and December 1 thereafter at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium.

         The Bonds are subject to extraordinary optional redemption in whole or in part, at the option of the Borrower, upon the damage, destruction or taking of the Project or a change in law or judicial action curtailing the use of the Project or imposing unreasonable burdens thereon or voiding or making impossible of performance the Loan Agreement or the Trust Agreement, in the circumstances and as otherwise provided in the Loan Agreement, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium, which redemption date shall be the next Interest Payment Date occurring not less than forty-five (45) days after receipt by the Trustee of the notice delivered pursuant to Section 8.03 of the Loan Agreement.

         Except with respect to the mandatory redemption of the Term Bonds as described above, if less than all of the outstanding Bonds are to be redeemed, the Bonds shall be redeemed in inverse order of maturity, unless otherwise requested by the Borrower. If less than all of the particular Bonds of any one maturity shall be called for redemption, the particular Bonds or portions of Bonds of any maturity to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem fair and appropriate; provided, however, that the portion of any Bond to be redeemed shall be in the principal amount equal to FIVE THOUSAND DOLLARS ($5,000) or some multiple thereof, and that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by FIVE THOUSAND DOLLARS ($5,000). If a Bond is delivered for partial redemption, the Trustee shall deliver to or upon the order of the Holder, without charge therefor, for the unredeemed portion of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion thereof.

         At least thirty (30) days before the redemption date of any Bonds, either in whole or in part, the Trustee shall cause a notice of any such redemption, signed by the Trustee, to be mailed, first-class, postage prepaid, to all Bondholders whose Bonds are to be redeemed, but failure to mail any such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of any Bonds, nor the validity of the proceedings for the redemption of the Bonds of any other Holders.

         If any Bonds are not properly presented for payment at their redemption date, or if any Bonds are not presented for payment when due (whether at their respective scheduled maturity dates, upon acceleration, upon call for redemption or otherwise), the Holders thereof shall look only to the moneys set aside for such purpose by the Trustee. Any moneys unclaimed by such Holders after a period of two (2) years may be paid to the Borrower, and thereafter the Holders of such Bonds shall look only to the Borrower for payment thereof.

         The Holder of this Bond shall have no right to enforce the provisions of the Trust Agreement or to institute any action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Trust Agreement, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in Section 809 of the Trust Agreement. The Trustee is not required to enforce the Trust Agreement unless it receives indemnity satisfactory to it.

         Upon the occurrence of certain Events of Default, and on the conditions, in the manner and with the effect set forth in Section 803 of the Trust Agreement, the principal of all Bonds then outstanding under the Trust Agreement may be declared to be immediately due and payable before the stated maturities thereof, together with the interest accrued thereon. The Trustee may withhold notice of certain Events of Default if it determines that to give such notice would not be in the best interest of the Bondholders.

         Modifications or alterations of the Trust Agreement or any trust agreement supplemental thereto, or the Loan Agreement or any loan agreement supplemental thereto, may be made only to the extent and in the circumstances permitted by the Trust Agreement.

         The Bonds are issuable as fully registered Bonds without coupons, in denominations of not less than $5,000 principal amount and integral multiples thereof.

         The transfer of this Bond is registrable by the Registered Owner hereof in person or by his attorney or legal representative at the corporate trust office of the Trustee, but only in the manner and subject to the limitations and conditions provided in the Trust Agreement and upon surrender and cancellation of this Bond. Upon any such registration of transfer, the Authority shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds for an equal aggregate principal amount, of authorized denominations, of the same maturity and interest rate, registered in the name of the transferee. The Authority or the Trustee may impose a reasonable fee or service charge for every exchange or registration of transfer of Bonds sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. Neither the Authority nor the Trustee shall be required to make any such exchange or registration of transfer of Bonds during the fifteen (15) days prior to the date of first giving of notice of redemption or exchange or after such Bond has been selected for redemption.

         The Bonds shall be deemed to have been paid if, among other things, there shall have been deposited with the Trustee sufficient moneys or Defeasance Obligations the principal of and the interest on which when due, and without any reinvestment thereof, will provide sufficient moneys to pay when due the principal of and interest on the Bonds. Thereafter, the Holder of the Bonds must look only to such moneys or Defeasance Obligations for payment.

         Subject to the provisions for registration stated herein and contained in the Trust Agreement, nothing contained in this Bond or in the Trust Agreement shall affect or impair the negotiability of this Bond. As declared by the Act, this Bond shall at all times be, and shall be understood to be, a negotiable instrument under the laws of the Commonwealth.

         Pursuant to the Act, the Authority, as agent for the Commonwealth, hereby includes said Commonwealth's pledge to and agreement with the Holder of the Bonds and with those persons or entities who may enter into contracts with the Authority pursuant to the Act that the Commonwealth shall not limit or alter the rights vested in the Authority pursuant to the Act until the Bonds and interest thereon are fully met and discharged and such contracts are fully performed and fulfilled on the part of the Authority; provided, however, that nothing contained in this pledge shall affect or alter such limitation if adequate measures are provided by law for the protection of the Holder of the Bonds or those who have entered into such contracts with the Authority.

         This Bond is issued with the intent that the laws of the Commonwealth shall govern its construction, except that the rights, limitations of rights, immunities, duties and obligations of the Trustee shall be governed by and construed in accordance with the laws of the jurisdiction under which it is organized.

         All acts, conditions and things required by the Puerto Rican Federal Relations Act, the Constitution and laws of the Commonwealth and the rules and regulations of the Authority to happen, exist and be performed precedent to and in connection with the issuance of this Bond and the execution and delivery of the Trust Agreement and the Loan Agreement have happened, exist and have been performed as so required.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Trust Agreement until this Bond shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority has caused this Bond to bear the facsimile signatures of the Executive Director of the Authority and the Secretary of the Authority, and a facsimile of its corporate seal to be imprinted hereon, all as of the Date of Issuance.

                                     PUERTO RICO INDUSTRIAL, TOURIST,
                               EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
                               CONTROL FACILITIES FINANCING AUTHORITY


                                       By:
                                          -----------------------------------
                                            [Assistant] Executive Director




                                       By:
                                          ----------------------------------
                                                       Secretary

[SEAL]




                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Bonds issued under the provisions of the within-mentioned Trust Agreement.


                           CITIBANK, N.A., as Trustee



                                       By:
                                          -----------------------------------
                                                   Authorized Officer


Date of authentication:
                       ---------------------

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ [please print or typewrite name and address of transferee] the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints __________________ attorney to register the transfer of the within Bond on the books kept for registration thereof, with full power of substitution in the premises.


         Date:                        Signature:
              --------------------              ------------------------------

                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within Bond in every
                                            particular, without alteration or
                                            enlargement or any change whatever.



Signature Guaranteed by:*
                         -----------------------------------------



---------------------------
*Signatures must be guaranteed by a commercial bank or trust company having an office or correspondent in San Juan, Puerto Rico, or by a member firm of the New York Stock Exchange.

                                                                       EXHIBIT B
1.   $5,345,000     Serial Bonds:

       Maturity Date         Principal Amount           Interest Rate
     ----------------        ----------------           -------------
     June 1, 2003                $310,000                   6.10%
     December 1, 2003             320,000                   6.10%
     June 1, 2004                 330,000                   6.15%
     December 1, 2004             340,000                   6.15%
     June 1, 2005                 350,000                   6.20%
     December 1, 2005             360,000                   6.20%
     June 1, 2006                 375,000                   6.25%
     December 1, 2006             385,000                   6.25%
     June 1, 2007                 395,000                   6.30%
     December 1, 2007             410,000                   6.30%
     June 1, 2008                 420,000                   6.35%
     December 1, 2008             435,000                   6.35%
     June 1, 2009                 450,000                   6.40%
     December 1, 2009             465,000                   6.40%

2.   $39,420,000    Term Bonds:

       Maturity Date         Principal Amount           Interest Rate
     ----------------        ----------------           -------------
     December 1, 2014          $ 5,585,000                  6.75%
     June 1, 2026               22,835,000                  6.90%
     December 1, 2029           11,000,000                  6.90%

3.   Amortization Requirements for the Term Bonds:

     (a)  Term Bond Due 2014:

                                                  Amortization
               Date                               Requirement
          ----------------                        ------------
          June 1, 2010                              $480,000
          December 1, 2010                           495,000
          June 1, 2011                               510,000
          December 1, 2011                           530,000
          June 1, 2012                               545,000
          December 1, 2012                           565,000
          June 1, 2013                               585,000
          December 1, 2013                           605,000
          June 1, 2014                               625,000
          December 1, 2014                           645,000

     (b)  Term Bond Due 2026:

                                                  Amortization
               Date                               Requirement
          ----------------                        ------------
          June 1, 2015                             $  665,000
          December 1, 2015                            690,000
          June 1, 2016                                715,000
          December 1, 2016                            740,000
          June 1, 2017                                765,000
          December 1, 2017                            790,000
          June 1, 2018                                815,000
          December 1, 2018                            845,000
          June 1, 2019                                875,000
          December 1, 2019                            905,000
          June 1, 2020                                935,000
          December 1, 2020                            970,000
          June 1, 2021                              1,000,000
          December 1, 2021                          1,035,000
          June 1, 2022                              1,070,000
          December 1, 2022                          1,110,000
          June 1, 2023                              1,145,000
          December 1, 2023                          1,185,000
          June 1, 2024                              1,230,000
          December 1, 2024                          1,270,000
          June 1, 2025                              1,315,000
          December 1, 2025                          1,360,000
          June 1, 2026                              1,405,000

     (c)  Term Bond Due 2029:

                                                  Amortization
               Date                               Requirement
          ----------------                        ------------
          December 1, 2026                         $1,415,000
          June 1, 2027                              1,465,000
          December 1, 2027                          1,515,000
          June 1, 2028                              1,570,000
          December 1, 2028                          1,625,000
          June 1, 2029                              1,680,000
          December 1, 2029                          1,730,000